EXHIBIT 10.2

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                          SECURITIES PURCHASE AGREEMENT

                             DATED AS OF MAY 5, 1999

                                 BY AND BETWEEN

                            PRIDE INTERNATIONAL, INC.

                                       AND

                 FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP



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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                          ------
                                          ARTICLE I
                                         DEFINITIONS
  Section 1.1     DEFINITIONS................................................2
                  "AFFILIATE"................................................2
                  "AGREEMENT"................................................2
                  "AMETHYST".................................................2
                  "ANNUAL REPORT"............................................3
                  "CHANGE IN CONTROL"........................................3
                  "CLOSING"..................................................3
                  "CLOSING DATE".............................................3
                  "COMMISSION"...............................................3
                  "COMMON STOCK".............................................3
                  "COMPANY"..................................................3
                  "COMPANY INDEMNIFIED PARTY"................................4
                  "CONTRACTS"................................................4
                  "CONVERTIBLE SECURITIES"...................................4
                  "COSTS"....................................................4
                  "DEBENTURES"...............................................4
                  "DEBENTURE VALUE"..........................................4
                  "DISPUTE"..................................................4
                  "ENVIRONMENTAL CLAIMS".....................................4
                  "ENVIRONMENTAL LAWS".......................................4
                  "EXCHANGE ACT".............................................4
                  "EXCHANGE PRICE"...........................................4
                  "EXCHANGEABLE STOCK".......................................5
                  "EXCHANGEABLE STOCK CONDITION".............................5
                  "EXCHANGEABLE STOCK PURCHASE PRICE"........................5
                  "GAAP".....................................................5
                  "GOVERNMENTAL AUTHORITY"...................................5
                  "INDEMNIFIED PARTY"........................................5
                  "INDEMNIFYING PARTY".......................................5
                  "INTERMEDIARY".............................................5
                  "INTERNAL RATE OF RETURN"..................................5
                  "LIENS"....................................................6
                  "LOSS" and "LOSSES"........................................6
                  "MATERIAL ADVERSE CHANGE"..................................6
                  "MATERIAL ADVERSE EFFECT"..................................6
                  "MATERIALS OF ENVIRONMENTAL CONCERN".......................6
                  "OWN COMPANY SECURITIES"...................................6
                  "PERMITS"..................................................6

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                  "PURCHASE PRICE"...........................................6
                  "PURCHASER INDEMNIFIED PARTY"..............................6
                  "PURCHASER"................................................6
                  "REGISTRATION STATEMENT"...................................7
                  "SEC REPORTS"..............................................7
                  "SECURITIES ACT"...........................................7
                  "SHAREHOLDERS AGREEMENT"...................................7
                  "SUBSIDIARY"...............................................7
                  "SHARES"...................................................7
                  "TRANSACTIONS".............................................7
  Section 1.2     OTHER DEFINITIONS..........................................7
  Section 1.3     CONSTRUCTION...............................................7

                     ARTICLE II
     ISSUANCE AND PURCHASE OF COMMON STOCK AND EXCHANGEABLE STOCK
  Section 2.1     ISSUANCE AND PURCHASE OF COMMON STOCK AND EXCHANGEABLE
                    Stock....................................................7
  Section 2.2     THE CLOSING................................................8

                     ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THE COMPANY
  Section 3.1     ORGANIZATION...............................................9
  Section 3.2     CAPITALIZATION.............................................9
  Section 3.3     POWER AND AUTHORITY; ENFORCEABILITY.......................10
  Section 3.4     CONSENTS AND APPROVALS....................................11
  Section 3.5     COMMISSION REPORTS........................................11
  Section 3.7     LITIGATION................................................12
  Section 3.8     INTELLECTUAL PROPERTY.....................................13
  Section 3.9     PERMITS...................................................13
  Section 3.10    NO ADVERSE CHANGE; ABSENCE OF LIABILITIES.................13
  Section 3.11    TAX RETURNS...............................................14
  Section 3.12    PROPERTIES AND CONTRACTS..................................14
  Section 3.13    ENVIRONMENTAL MATTERS.....................................14
  Section 3.14    LABOR MATTERS.............................................15
  Section 3.15    INSURANCE.................................................15
  Section 3.16    NO INVESTMENT COMPANY.....................................15
  Section 3.17    REGISTRATION RIGHTS.......................................15
  Section 3.18    NO INTEGRATION............................................15
  Section 3.19    NO REGISTRATION...........................................15
  Section 3.20    BROKER'S OR FINDER'S COMMISSIONS..........................16
  Section 3.21    USE OF PROCEEDS; MARGIN REGULATIONS.......................16
  Section 3.22    NO ILLEGAL OR IMPROPER TRANSACTIONS.......................16
  Section 3.23    COMPLETENESS OF INFORMATION;
                  ABSENCE OF MISSTATEMENTS AND OMISSIONS....................16

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                         ARTICLE IV
      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
  Section 4.1     AUTHORITY.................................................17
  Section 4.2     CONSENTS AND APPROVAL; NO VIOLATION.......................17
  Section 4.3     SECURITIES LAWS...........................................17
  Section 4.4     BROKER'S OR FINDER'S COMMISSIONS..........................18
  Section 4.5     PRIOR OWNERSHIP OF DEBENTURES.............................18

                          ARTICLE V
                          COVENANTS
  Section 5.1     USE OF PROCEEDS...........................................18
  Section 5.2     CORPORATE EXISTENCE.......................................18
  Section 5.3     COMPLIANCE WITH LAWS......................................18
  Section 5.4     MAINTENANCE OF PROPERTIES AND PERMITS.....................18
  Section 5.5     ACCESS TO INFORMATION.....................................19
  Section 5.6     SEC FILINGS...............................................19
  Section 5.7     BOARD REPRESENTATION AND RELATED RIGHTS...................20
  Section 5.8     RESERVATION OF COMMON STOCK...............................20
  Section 5.9     LISTING ON THE NEW YORK STOCK EXCHANGE....................20
  Section 5.10    EXCHANGE OF EXCHANGEABLE STOCK............................20
  Section 5.11    PURCHASE RIGHTS REGARDING EXCHANGEABLE STOCK..............21
  Section 5.12    APPROPRIATE ACTION; CONSENTS; FILINGS.....................22
  Section 5.13    CONDUCT OF BUSINESS PENDING CLOSING.  ....................22
  Section 5.14    COMPANY TO SEEK AMETHYST APPROVAL.........................23

                         ARTICLE VI
                   PURCHASER'S CONDITIONS
  Section 6.1     REPRESENTATIONS AND COVENANTS.............................23
  Section 6.2     EXCHANGEABLE STOCK CONDITION FULFILLED....................24
  Section 6.3     SHAREHOLDERS AGREEMENT....................................24
  Section 6.4     APPOINTMENT OF DIRECTOR...................................24
  Section 6.5     COMPANY CAUSED MATERIAL ADVERSE CHANGE....................24
  Section 6.6     REQUIRED CONSENTS AND APPROVALS...........................24
  Section 6.7     NEW YORK STOCK EXCHANGE APPROVAL..........................24
  Section 6.8     PAYMENTS..................................................24
  Section 6.9     OPINIONS OF COUNSEL.......................................24
  Section 6.10    ADDITIONAL DOCUMENTS......................................24

                        ARTICLE VII
                    COMPANY'S CONDITIONS
  Section 7.1     REPRESENTATIONS AND COVENANTS.............................25
  Section 7.2     EXCHANGEABLE STOCK CONDITION FULFILLED....................25
  Section 7.3     SHAREHOLDERS AGREEMENT....................................25
  Section 7.4     REQUIRED CONSENTS AND APPROVALS...........................25

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                       ARTICLE VIII
              TERMINATION, AMENDMENT AND WAIVER
  Section 8.1     TERMINATION...............................................25
  Section 8.2     SURVIVAL; FAILURE TO CLOSE................................25

                        ARTICLE IX
                     OTHER PROVISIONS
  Section 9.1     BROKERAGE FEES AND COMMISSIONS............................26
  Section 9.2     PUBLIC ANNOUNCEMENTS......................................26

                         ARTICLE X
                     INDEMNIFICATION
  Section 10.1   INDEMNIFICATION BY THE COMPANY.............................26
  Section 10.2   INDEMNIFICATION BY THE PURCHASER...........................27
  Section 10.3   INDEMNIFICATION PROCEDURES.................................27
  Section 10.4   TERMINATION................................................28

                         ARTICLE XI
                        MISCELLANEOUS
  Section 11.1   DISPUTE RESOLUTION.........................................28
  Section 11.2   ENTIRE AGREEMENT...........................................31
  Section 11.3   NOTICES.  .................................................31
  Section 11.4   GOVERNING LAW..............................................32
  Section 11.5   SEVERABILITY...............................................32
  Section 11.6   EXPENSES...................................................32
  Section 11.7   DESCRIPTIVE HEADINGS.......................................33
  Section 11.8   COUNTERPARTS...............................................33
  Section 11.9   ASSIGNMENT.................................................33
  Section 11.10  AMENDMENTS; WAIVERS........................................33

EXHIBIT A - SHAREHOLDERS AGREEMENT

EXHIBIT B - FORM OF OPINION OF BAKER & BOTTS, L. L.P.

EXHIBIT C - FORM OF OPINION OF SHER GARNER CAHILL
    RICHTER KLEIN MCALISTER & HILBERT, L.L.P.


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                          SECURITIES PURCHASE AGREEMENT


    This Securities Purchase Agreement ("AGREEMENT") is made and entered into as of the 5th of May, 1999, by and among Pride International, Inc., a Louisiana corporation (the "COMPANY"), and First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership (the "PURCHASER").

    WHEREAS, the Company is desirous of receiving additional investment, and the Purchaser is desirous of making an investment in the Company;

    WHEREAS, Amethyst, the Company's partly owned Affiliate, is seeking additional capital, and the Purchaser is willing to make an investment in Amethyst if Amethyst is willing to issue the Exchangeable Stock and the results of the Purchaser's due diligence investigation are satisfactory to the Purchaser; and

    WHEREAS, in the event the Purchaser's proposed investment in Amethyst is not completed, the Purchaser is willing to invest the funds that otherwise would have been invested in Amethyst in additional shares of Common Stock of the Company;

    NOW, THEREFORE, the Company and the Purchaser agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

    Section 1.1 DEFINITIONS.As used in this Agreement, the following terms have the meanings indicated:

      "AFFILIATE" and the terms contained in the definition thereof which are themselves defined terms shall have the respective meanings given to such terms in Rule 405 under the Securities Act.

      "AGREEMENT" has the meaning ascribed to such term in the first paragraph hereof.

      "AMETHYST" means Amethyst Financial Company Limited, a British Virgin Islands corporation.

      "AMETHYST AGREEMENT" means an acceptable definitive agreement relating to the offering and sale of the Exchangeable Stock reflecting the Purchaser's due diligence investigation of Amethyst (which may be this Agreement, an amended Agreement or a separate agreement).


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      "ANNUAL REPORT" means the Annual Report on Form 10-K for the Year Ended
December 31, 1998 of the Company.

      "CHANGE IN CONTROL" occurs (a) if the Company determines that any person or group has become the direct or indirect beneficial owner of more than 50% of the Voting Stock of the Company; (b) if the Company is merged with or into or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned in the aggregate by (i) the shareholders of the Company immediately prior to such merger or consolidation, or (ii) if the record date has been set to determine the shareholders of the Company entitled to vote on such merger or consolidation, the shareholders of the Company as of such record date; (c) if the Company, either individually or in conjunction with one or more subsidiaries, sells, conveys, transfers or leases, or the subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company and the subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the subsidiaries, to any person (other than a wholly owned subsidiary or to a newly formed entity having substantially the same shareholders as the Company); (d) upon the liquidation or dissolution of the Company; or (e) upon the first day on which a majority of the individuals who constitute the Board of Directors are not Continuing Directors. For purposes of this definition, (i) the term "CAPITAL STOCK" in any person shall mean any and all shares, interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such person; (ii) the term "CONTINUING DIRECTOR" shall mean an individual who (A) is a member of the Board of Directors of the Company and (B) either (1) was a member of the Board of Directors of the Company on the Closing Date or (2) whose nomination for election or election to the Board of Directors of the Company was approved by the vote of at least 66 2/3% of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved; and (iii) the term "VOTING STOCK" shall mean, with respect to any person, securities of any class or classes of Capital Stock in such person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such person.

            "CLOSING" has the meaning ascribed to such term in Section 2.2.

            "CLOSING DATE" has the meaning ascribed to such term in Section 2.2.

            "COMMISSION" has the meaning ascribed to such term in Section 3.5.

            "COMMON STOCK" means the common stock, no par value, of the Company.

            "COMPANY" has the meaning ascribed to such term in the first paragraph hereof.


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            "COMPANY INDEMNIFIED PARTY" has the meaning ascribed to such term in Section 10.2

            "CONTRACTS" means any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or to which their respective properties or assets are subject.

            "CONVERTIBLE SECURITIES" means securities convertible into or exchangeable for (a) Common Stock, or (b) securities, or options, warrants, rights to acquire securities, convertible into or exchangeable for Common Stock.

            "COSTS" has the meaning ascribed to such term in Section 11.6.

            "DEBENTURES" means the aggregate $511,431,000 outstanding principal amount at maturity of Zero Coupon Convertible Subordinated Debentures Due 2018 of the Company. The term "DEBENTURE" shall mean any instrument representing any portion of the Debentures.

            "DEBENTURE VALUE" means if the closing price of the Common Stock on the New York Stock Exchange (Composite Transactions) on May 12, 1999 is (a) greater than or equal to $11.25, an amount equal to $28,807,882.84, (b) less than or equal to $11.00, an amount equal to $30,881,176.37, or (c) more than $11.00 but less than $11.25, the amount set forth opposite the closing price on such date as follows:


             CLOSING PRICE                          DEBENTURE VALUE
           ------------------                    ---------------------
               $11.0625                             $30,362,852.99

               $11.1250                             $29,844,529.60

               $11.1875                             $29,326,206.22


            "DISPUTE" has the meaning ascribed to such term in Section 11.1.

            "ENVIRONMENTAL CLAIMS" has the meaning ascribed to such term in
Section 3.13.

            "ENVIRONMENTAL LAWS" has the meaning ascribed to such term in
Section 3.13.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE PRICE" has the meaning ascribed to such term in Section 5.10.

            "EXCHANGEABLE STOCK" means the exchangeable common stock of Amethyst which (a) shall represent a proportionate part (based on the amount of equity capital invested) of the issued


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share equity of Amethyst and (b) may be exchanged for Common Stock as provided in Section 5.10 of this Agreement.

            "EXCHANGEABLE STOCK CONDITION" shall mean that (i) Amethyst shall have approved by all requisite corporate and other action, including, without limitation, the approval of Amethyst's stockholders, the acquisition by the Purchaser of the Exchangeable Stock, (ii) any instruments necessary for the creation of the Exchangeable Stock shall have been duly adopted in a form acceptable to the Purchaser in its sole discretion by all requisite corporate action and filed with the requisite Governmental Authorities on or before the Closing Date, and shall not have been amended or modified, and (iii) the Amethyst Agreement has been executed and delivered by the Purchaser.

            "EXCHANGEABLE STOCK PURCHASE PRICE" shall mean an amount (payable in cash, or at the option of the Company in validly issued, fully paid, nonassessable and Lien free shares of Common Stock) equal to an Internal Rate of Return of 25% measured from the Closing Date to the date fixed for the consummation of the purchase of the Exchangeable Stock by the Company as provided in Section 5.11.

            "FIRST RESERVE GROUP" shall have the meaning set forth in the Shareholders Agreement.

            "GAAP" has the meaning ascribed to such term in Section 3.6.

            "GOVERNMENTAL AUTHORITY" means the United States, any foreign country, province, state, county, city or other political subdivision, government corporation, agency or instrumentality of any thereof.

            "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            "INCORPORATED DOCUMENTS" means all exhibits, appendices and annexes included with or incorporated by reference in any of the SEC Reports.

            "INDEMNIFIED PARTY" has the meaning ascribed to such term in
Section 10.3.

            "INDEMNIFYING PARTY" has the meaning ascribed to such term in
Section 10.3.

            "INTERMEDIARY" has the meaning ascribed to such term in Section 9.1.

            "INTERNAL RATE OF RETURN" means that annual discount rate (calculated monthly) which makes the net present value equal to zero. The net present value is the sum of the monthly cash flows to the Purchaser (cash and the fair market value of property distributed to the Purchaser net of additional investment made by the Purchaser in that monthly period) discounted at a discount rate compounded over time for the applicable periods, less the initial investment of the Purchaser.


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            "LIENS" has the meaning ascribed to such term in Section 3.2.

            "LOSS" and "LOSSES" have the meaning ascribed to such terms in
Section 10.1.

            "MATERIAL ADVERSE CHANGE" has the meaning ascribed to such term in Section 3.10.

            "MATERIAL ADVERSE EFFECT" means any event or condition which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole.

            "MATERIALS OF ENVIRONMENTAL CONCERN" has the meaning ascribed to such term in Section 3.13.

            "OWN COMPANY SECURITIES" means from and after the first date upon which the aggregate amount invested by the Purchaser in the Common Stock of the Company and any other securities that are convertible into or exchangeable for Common Stock of the Company equals or exceeds $50 million (regardless of whether, as a result of share repurchases, dividends or otherwise, the Purchaser's investment in the Company subsequently becomes less than $50 million); PROVIDED, HOWEVER, the Purchaser shall not be deemed to "Own Company Securities" after the date (after such date on which the First Reserve Group is first deemed to Own Company Securities) that its aggregate direct or indirect beneficial ownership of capital stock of the Company constitutes or would be convertible into or exchangeable for less than 5% of the then outstanding shares of Common Stock.

            "PERMITS" means any licenses, permits, certificates, consents, orders, approvals and other authorizations from, and all declarations and filings with, all federal, state, local and other Governmental Authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate the properties of the Company and the Subsidiaries and to carry on the business of the Company and the Subsidiaries as now or proposed to be conducted as set forth in the SEC Reports.

            "PROSPECTUS" means the prospectus contained in the Registration Statement in the form filed with the Commission pursuant to Rule 424 under the Securities Act.

            "PURCHASE PRICE" has the meaning ascribed to such term in Section
2.1.

            "PURCHASER INDEMNIFIED PARTY" has the meaning ascribed to such term in Section 10.1.

            "PURCHASER" has the meaning ascribed to such terms in the first paragraph hereof.


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            "REGISTRATION STATEMENT" means the Company's Registration Statement on Form S-3 (file No. 333-44925), filed by the Company under the Securities Act in the form declared effective by the Commission on March 23, 1998.

            "SEC REPORTS" means the Registration Statement, the Annual Report, the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999 from and after the date of its filing, the definitive Proxy Statement dated April 27, 1999 for the Annual Meeting of Stockholders to be held on May 25, 1999 and each other document, report or filing made by the Company and any of its Subsidiaries since March 23, 1998 to and including the Closing Date with the Commission, including, in each instance, all Incorporated Documents.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement in the form attached hereto as Exhibit A.

            "SUBSIDIARY" means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity. Such term shall also refer to any other partnership, limited partnership, limited liability company, joint venture, trust, or other business entity in which such entity has a material interest. For the Purposes of Article III, Amethyst shall be deemed to be a Subsidiary of the Company.

            "SHARES" has the meaning ascribed to such term in Section 2.1.

            "TRANSACTIONS" means the issuance and sale of the Shares to the Purchaser and the other transactions contemplated by this Agreement and the Shareholders Agreement.

      Section 1.2 OTHER DEFINITIONS. Other terms defined in this Agreement have the meanings so given them.

      Section 1.3 CONSTRUCTION. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and vice versa. Except as specified otherwise, all references to Articles and Sections refer to articles and sections of this Agreement, and all references to exhibits are to Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes. The word "including" shall mean "including, without limitation" unless the context otherwise requires.

                                   ARTICLE II
         ISSUANCE AND PURCHASE OF COMMON STOCK AND EXCHANGEABLE STOCK

      Section 2.1 ISSUANCE AND PURCHASE OF COMMON STOCK AND EXCHANGEABLE Stock.
(a) Subject to the terms and conditions of this Agreement, the Company agrees to
(i) issue and sell to the Purchaser (or to another member of the First Reserve Group designated by the Purchaser), in


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such proportion as the Purchaser shall designate prior to the Closing Date, and the Purchaser (or such other member of the First Reserve Group) agrees to subscribe for and purchase from the Company, either (A) if the Exchangeable Stock Condition set forth in Section 6.2 has been fulfilled on and as of the Closing Date, such number of shares of Common Stock of the Company (rounded up to the next whole share) at a purchase price of $11.9375 per share as results from dividing (1) the sum of $25,000,000 plus the Debenture Value by (2) $11.9375, or (B) if the Exchangeable Stock Condition set forth in Section 6.2 has not been fulfilled or the Amethyst Agreement has not been executed and delivered on and as of the Closing Date, such number of shares of Common Stock of the Company (rounded up to the next whole share) at a purchase price of $11.9375 per share as results from dividing (1) the sum of $50,000,000 plus the Debenture Value by (2) $11.9375, in either case payable as set forth in Section 2.1(b) (the number of shares of Common Stock so delivered under Section 2.1(a)(i)(A) or (B) being referred to herein as the "SHARES"), and (ii) if the Exchangeable Stock Condition set forth in Section 6.2 has been fulfilled on and as of the Closing Date, cause Amethyst to issue and deliver to Purchaser (or to another member of the First Reserve Group designated by the Purchaser), in such proportion as the Purchaser shall designate prior to the Closing Date, and the Purchaser (or such other member of the First Reserve Group) agrees to subscribe for and purchase from Amethyst shares of Exchangeable Stock which represent a proportionate part of the common equity securities of Amethyst (based on the aggregate amount in respect of common equity contributed to Amethyst by all stockholders of Amethyst at the Closing Date) for an aggregate purchase price of $25,000,000 (the "AMETHYST PURCHASE PRICE").

      (b) The aggregate purchase price for the Shares (the "PURCHASE Price") shall be payable at the Closing by delivery by the Purchaser to the Company of
(i) Debentures having an aggregate principal amount at maturity of $77,082,000, with a deemed value equal to the Debenture Value and (ii) (A) if the Shares are being purchased pursuant to Section 2.1(a)(i)(A), $25,000,000 in cash, or (B) if the Shares are being purchased pursuant to Section 2.1(a)(i)(B), $50,000,000 in cash. If the Shares are purchased pursuant to Section 2.1(a)(i)(A), the Amethyst Purchase Price shall be payable in cash.

      Section 2.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the issuance and purchase of the Shares and the Exchangeable Stock shall take place at a closing (the "CLOSING") to be held at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, 23rd Floor, Houston, Texas, at 10:00 a.m. (Central time) on the fifth day following the satisfaction of the conditions to purchase, but not later than June 30, 1999, or such other date as may be agreed by the parties. The date on which the Closing occurs is referred to herein as the "CLOSING DATE." On the Closing Date, the Company will deliver
(a) certificates representing the validly issued, fully paid and nonassessable Shares upon receipt of the Purchase Price therefor (i) to the extent in cash, by wire transfer of immediately available funds to an account designated by the Company, or by such other method as is mutually agreed to by the Purchaser and the Company, and (ii) to the extent in Debentures, by transfer of Debentures to the Company's account with Cede & Co. or another participant in the book entry system maintained by The Depository Trust Company with respect to the Debentures, and (b) if the condition set forth in Section 6.2 has been fulfilled at and as of the Closing Date, certificates representing the validly issued, fully paid and nonassessable shares of


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Exchangeable Stock upon receipt by Amethyst of the Amethyst Purchase Price therefor by wire transfer of immediately available funds to an account designated by Amethyst, or by such other method as is mutually agreed to by the Purchaser and the Company, in the case of each of (a) and (b) registered in the name of the Purchaser and/or another member of the First Reserve Group designated by the Purchaser. Certificates evidencing the Shares shall bear appropriate restrictive legends deemed necessary by the Company to comply with applicable securities laws.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Purchaser as follows:

    Section 3.1 ORGANIZATION. Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other power and authority to own its properties and conduct its business as now conducted and as described in the Annual Report; each of the Company and the Subsidiaries is duly qualified to do business and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

    Section 3.2 CAPITALIZATION. (a)As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the SEC Reports (other than any changes due to the exercise of outstanding stock options and any senior debt securities that may be issued prior to the Closing Date). Except as disclosed in the SEC Reports, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; all offers and sales of the Company's capital stock by the Company prior to the date hereof were at all relevant times duly registered under the Securities Act or exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws; the capital stock of the Company, including the Common Stock, conforms in all material respects to all statements relating thereto in the Prospectus and the Registration Statement. All of the outstanding shares of capital stock of the Company and each of the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not and will not be issued in violation of any preemptive or similar rights and are owned directly or indirectly by the Company, subject to such minimum minority ownership interests in the non-U.S. Subsidiaries as may be required under applicable law; except as set forth in the Prospectus and the SEC Reports and except for liens granted in favor of the lenders under the Company's credit facility and lenders to the Subsidiaries, all of the outstanding shares of capital stock of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability ("Liens") (other than those imposed by the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions). There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any Subsidiary.

            (b) Upon receipt by the Company of the Purchase Price, the Shares shall be duly authorized, validly issued, fully paid and non-assessable. At the Closing, the Shares shall have been duly authorized for issuance by all requisite corporate and other action and shall have been approved and listed for trading on the New York Stock Exchange.

            (c) All of the outstanding shares of capital stock of Amethyst have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not and will not be issued in violation of any preemptive or similar rights and are owned directly or indirectly by the Company and affiliates of Maritima Petroleo e Engenharia Ltda; all of the outstanding shares of Exchangeable Stock will be free and clear of all Liens. There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, Amethyst. Upon receipt by Amethyst of the Amethyst Purchase Price, the Exchangeable Stock shall be duly authorized, validly issued, fully paid and non-assessable. At the Closing, the Shares shall have been duly authorized for issuance by all requisite corporate and other action.

    Section 3.3 POWER AND AUTHORITY; ENFORCEABILITY. (a) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to engage in and perform the Transactions. This Agreement and the Transactions have been duly and validly authorized by the Company and, when executed and delivered in accordance with its terms (assuming the due authorization, execution and delivery by the Purchaser), this Agreement will have been duly executed and delivered and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (b) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Shareholders Agreement. The Shareholders Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Purchaser), will have been duly executed and delivered and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

    Section 3.4 CONSENTS AND APPROVALS. (a) The execution and delivery of this Agreement, the Shareholders Agreement and the issuance and sale of the Shares, the performance of this Agreement, the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, or other Governmental Authority (except for filings and the expiration of applicable waiting periods under the HSR Act and such consents as have been obtained and except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with, result in a breach of or violate any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, (i) the charter or bylaws of the Company or any Subsidiary, (ii) any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, which could reasonably be expected to have a Material Adverse Effect, (iii) any Permit or statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company, the Subsidiaries or any of their respective properties or assets, or
(iv) subject to the accuracy of Purchaser's representations and warranties herein, violate or conflict with any applicable foreign, Federal, state or local law, rule, administrative regulation or ordinance or administrative or court decree applicable to the Company or any Subsidiary or any of their respective properties.

            (b) Neither the Company nor any Subsidiary is in violation of or in default under (i) its charter or bylaws or (ii) any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which it is bound, or to which any of its property or assets is subject, which could reasonably be expected to have a Material Adverse Effect. No contract or other document of a character required to be described in the SEC Reports or to be filed as an exhibit to the SEC Reports is not so described or filed as required.

            (c) The Board of Directors of the Company has taken all action required to be taken by it in order to exempt this Agreement and the Transactions from, and this Agreement and the Transactions are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of any state, including, without limitation, the State of Louisiana, and as a result, any requirements of such antitakeover laws and regulations are inapplicable to this Agreement and the Transactions.

      Section 3.5 COMMISSION REPORTS. The Company has made all filings required to be made by it with the Securities and Exchange Commission (the "COMMISSION") pursuant to Sections 12, 13, 14 and 15 of the Exchange Act. All of such filings, and all filings made by the Company with the Commission pursuant to such sections, rules and regulations although not required to be made, complied in all material respects, as to both form and content, with all applicable requirements of the Securities Act or the Exchange Act and the rules and regulations thereunder, as applicable, and, at the time of filing, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, the SEC Reports and the Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects, as to both form and content, to the requirements of the Securities Act or Exchange Act, as applicable; and any further SEC Reports and Incorporated Documents filed prior to the Closing will, when so filed, be filed in a timely manner and conform in all material respects, as to both form and content, to the requirements of the Exchange Act.

      Section 3.6 FINANCIAL STATEMENTS. PricewaterhouseCoopers LLP, the firm of accountants that has certified the applicable consolidated financial statements and supporting schedules of the Company filed with the Commission as part of or incorporated by reference in the SEC Reports, are independent public accountants with respect to the Company and the Subsidiaries, as required by the Securities Act and the Exchange Act. Ernst & Young Audit, Price Waterhouse and Pistrelli, Diaz & Associados are independent public accountants with respect to certain Subsidiaries of the Company. The consolidated financial statements, together with related schedules and notes, set forth or incorporated by reference in the SEC Reports comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. Such financial statements fairly present the consolidated financial position of the Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP"), except as otherwise expressly stated therein, as consistently applied throughout such periods. The other financial and statistical information and data included or incorporated by reference in the SEC Reports, historical and pro forma, are, in all material respects, accurate and prepared on a basis consistent with such financial statements and the books and records of the Company. Each of the Company and its Subsidiaries keeps books and records that fairly reflect its assets and maintains internal accounting controls which provide reasonable assurance that (a) transactions are executed in accordance with management's authorization, (b) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (c) access to the assets of the Company and each of its Subsidiaries is permitted only in accordance with management's authorization, and (d) the recorded accountability for assets of the Company and each of its Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

      Section 3.7 LITIGATION. Except as disclosed in the SEC Reports, there is no action, suit or proceeding before or by any court or governmental agency or body pending against the Company or any of its Subsidiaries that is required to be disclosed in the SEC Reports, or which could reasonably be expected to have a Material Adverse Effect, or materially and adversely affect the performance of the Company's obligations pursuant to this Agreement and, to the best of the

Company's knowledge, no such proceedings are contemplated or threatened. No action has been taken with respect to the Company or any Subsidiary, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency and no injunction, restraining order or other order of any court of competent jurisdiction has been issued with respect to the Company or any Subsidiary that prevents the issuance of the Shares, or with respect to Amethyst that prevents the issuance of the Exchangeable Stock; no action, suit or proceeding before any court or arbitrator or any Governmental Body, agency or official (domestic or foreign), is pending against or, to the knowledge of the Company, threatened against, the Company or any Subsidiary that, if adversely determined, could reasonably be expected to (a) interfere with or adversely affect the issuance of the Shares or the Exchangeable Stock (upon satisfaction of the Exchangeable Stock Condition) or (b) in any manner invalidate this Agreement.

      Section 3.8 INTELLECTUAL PROPERTY. The Company and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Annual Report as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the right of the Company and the Subsidiaries with respect to the foregoing.

      Section 3.9 PERMITS. The Company and each of its Subsidiaries has such Permits including, without limitation, under any Environmental Laws, issued by Governmental Authorities as are, in all material respects, necessary to own, lease and operate their respective properties and to conduct their respective businesses; the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any other material impairment of the rights of the holder of any such Permit; and, except as described in the Annual Report, such Permits contain no restrictions that are materially burdensome to the Company and its Subsidiaries considered as a whole.

      Section 3.10 NO ADVERSE CHANGE; ABSENCE OF LIABILITIES. Except as disclosed in the SEC Reports, subsequent to the respective dates as of which information is given in the Annual Report, (a) neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, that are material to the Company and the Subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to the Company and the Subsidiaries, taken as a whole, and is required to be disclosed on a balance sheet in accordance with GAAP, either when considered alone or together with all other such transactions (other than any senior debt securities that may be issued by the Company and/or Amethyst prior to the Closing Date), (b) there has been no decision or judgment in the nature of litigation adverse to the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and (c) there has been no material adverse change in the financial condition or in the results of operations, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole (any of the above, a "MATERIAL ADVERSE CHANGE").

      Section 3.11 TAX RETURNS. All material tax returns required to be filed by the Company and the Subsidiaries in every jurisdiction have been filed, other than those filings being contested in good faith, and, except as disclosed in the Annual Report, all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid.

      Section 3.12 PROPERTIES AND CONTRACTS. Except as otherwise set forth in the Annual Report or such as would not have a Material Adverse Effect, the Company and each Subsidiary has good and marketable title, free and clear of all Liens (except Liens for taxes not yet due and payable), to all property and assets described in the Annual Report as being owned by it. All leases to which the Company or any Subsidiary is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in a Material Adverse Effect, and the Company and each Subsidiary enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

      Section 3.13 ENVIRONMENTAL MATTERS. Except as would not, individually or in the aggregate, have a Material Adverse Effect (a) neither the Company nor any Subsidiary is in violation of any foreign, Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations; (b) neither the Company nor any Subsidiary has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future; (c) there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Subsidiary, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"); and (d) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any Environmental Claim against the Company or any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law.

      Section 3.14 LABOR MATTERS. Except as would not have a Material Adverse Effect, (a) neither the Company nor any Subsidiary is in material violation of any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, (b) there is no unfair labor practice complaint pending against the Company or any Subsidiary or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and (c) there is no labor dispute in which the Company or any Subsidiary is involved nor, to the best knowledge of the Company, is any labor dispute imminent, other than routine disciplinary and grievance matters.

      Section 3.15 INSURANCE. The Company and its Subsidiaries maintain what they believe to be reasonably adequate insurance coverage for those risks that the Company believes to be customarily insured against by companies in the same business.

      Section 3.16 NO INVESTMENT COMPANY. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 3.17 REGISTRATION RIGHTS. Except for the Registration Rights Agreements between the Company and (i) Paul A. Bragg, (ii) Ackermans & van Haaran Group and Soletanche Group, and (iii) DWC Amethyst N.V., a true, correct and complete copy of each of which has been furnished to the Purchaser, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

      Section 3.18 NO INTEGRATION. Neither the Company nor any of the Subsidiaries nor any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent,
(a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares or (b) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act.

      Section 3.19 NO REGISTRATION. It is not necessary in connection with the offer, sale and delivery of the Shares to the Purchaser in the manner contemplated by this Agreement to register any of the Shares under the Securities Act or to register or qualify such offer, sale and delivery under any applicable state "blue sky" or securities laws, based on available non-public offering exemptions which are based, in part, on the representations of the Purchaser in Section 4.3.

      Section 3.20 BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's fees or commissions will be payable by the Company or any of its Subsidiaries in connection with the issuance and sale of the Shares or the Transactions.

      Section 3.21 USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds from the issuance of Shares will be used by the Company only in accordance with the provisions of Section 5.1. No part of the proceeds from the issuance of Shares will be used by the Company to purchase or carry any "margin stock" (within the meaning of the regulations referred to in the following sentence) or to extend credit to others for the purpose of purchasing or carrying any "margin stock." Neither the purchase of the Shares nor the use of the proceeds thereof will violate or be inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System regulating the use of margin credit.

      Section 3.22 NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither the Company nor any Subsidiary has, nor has any director, officer or employee of the Company or any Subsidiary, directly or indirectly, used funds or other assets of the Company or any Subsidiary, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign, (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; (d) gifts, entertainment or other expenses that jeopardize the normal business relations between the Company or any Subsidiary and any of its customers; (e) the establishment or maintenance of a secret or unrecorded fund; or (f) participated in or co-operated with an international boycott as defined in Section 999 of the Internal Revenue Code of 1986; and there have been no knowingly false or fictitious entries made in the books or records of the Company or any Subsidiary.

      Section 3.23 COMPLETENESS OF INFORMATION; ABSENCE OF MISSTATEMENTS AND OMISSIONS. (a) The copies of written materials that the Company has delivered to or made available to the Purchaser constitute true, complete and correct copies of the originals thereof. The Company is not aware of any fact, matter or circumstance that has not been disclosed to the Purchaser that does or may render any such written materials untrue, inaccurate, or misleading in any material respect (other than information contained in any such written materials that updates or supplants portions of such written materials that were prepared as of an earlier date).

                  (b) Neither the Prospectus as of the date thereof, the SEC Reports, the Incorporated Documents nor any amendment or supplement thereto as of the date thereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Company as follows:

      Section 4.1 AUTHORITY. The Purchaser has all requisite partnership power and authority to execute and deliver this Agreement and the Shareholders Agreement and to consummate the Transactions to be performed by the Purchaser. The execution and delivery of this Agreement and the Shareholders Agreement and the consummation of the Transactions to be performed by the Purchaser have been duly and validly authorized by all necessary action on the part of the General Partner of the Purchaser, and no other partnership or similar proceedings are necessary to authorize the execution and delivery of this Agreement and the Shareholders Agreement by the Purchaser or to consummate the Transactions to be performed by the Purchaser. This Agreement and the Shareholders Agreement have been duly and validly executed and delivered by the Purchaser and, assuming this Agreement and the Shareholders Agreement constitute valid and binding obligations of the Company, each of this Agreement and the Shareholders Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

      Section 4.2 CONSENTS AND APPROVAL; NO VIOLATION. Neither the execution and delivery of this Agreement and the Shareholders Agreement by the Purchaser, the consummation of the Transactions to be performed by the Purchaser, nor compliance by the Purchaser, with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the Agreement of Limited Partnership of the Purchaser, (b) require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for except for filings and the expiration of applicable waiting periods under the HSR Act and consents, approvals, authorizations, permits, filings or notifications which have been obtained or made, (c) result in a default (with or without due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material indentures or loan or credit agreements and guaranties of any such obligations to which the Purchaser is a party or by which the Purchaser or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (d) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to such Purchaser or any of its assets.

      Section 4.3 SECURITIES LAWS. The Purchaser has such knowledge and experience in financial and business matters as enables it to evaluate the merits and risks of an investment in the Shares. The Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act. The Purchaser is acquiring the Shares for its own account and not with the view to resale or redistribution thereof in violation of the Securities Act; PROVIDED however, that the Purchaser shall at all times retain full power and authority over the transfer of its properties and assets. The Purchaser acknowledges that it may not transfer the Shares or the Exchangeable Stock except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and that a legend to such effect shall be included on the certificate representing the Shares.

      Section 4.4 BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's fees or commissions will be payable by the Purchaser in connection with the issuance and sale of the Shares or the Transactions.

      Section 4.5 PRIOR OWNERSHIP OF DEBENTURES. All of the Debentures to be delivered by the Purchaser as part of the Purchase Price for the Shares were acquired prior to the execution hereof by the Purchaser on its own behalf (a) with the Purchaser being solely and fully at risk with respect thereto and (b) without any agreement with the Company or any other person (including any Company Indemnified Party as defined in Section 10.2 hereof) as to any of the Transactions. The Purchaser is, and will be at the Closing Date, the beneficial owner of such Debentures, free and clear of any Liens.

                                    ARTICLE V
                                    COVENANTS

      Section 5.1 USE OF PROCEEDS. The entire amount of the cash proceeds from the issuance of the Shares shall be used by the Company on and after the Closing Date for general corporate purposes.

      Section 5.2 CORPORATE EXISTENCE. For so long as the Purchaser or any of the First Reserve Group Own Company Securities, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Purchaser.

      Section 5.3 COMPLIANCE WITH LAWS. For so long as the Purchaser or any of the First Reserve Group Own Company Securities, the Company shall and shall cause each of its Subsidiaries to comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, Environmental Laws, except where failure to comply will not have a Material Adverse Effect.

      Section 5.4 MAINTENANCE OF PROPERTIES AND PERMITS. For so long as the Purchaser or any of the First Reserve Group Own Company Securities, the Company will (a) cause all properties (except as to properties not operated by the Company or a Subsidiary, as to which the Company shall use its reasonable best efforts) owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, and (b) keep in full force and effect or obtain valid Permits and fulfill and perform all obligations with respect to such Permits as are necessary or advisable to the operation of the business of the Company and the Subsidiaries, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties or Permits if such discontinuance is not disadvantageous in any material respect to the Purchaser and would not have a Material Adverse Effect.

      Section 5.5 ACCESS TO INFORMATION. Between the date hereof and the Closing Date, the Company will afford to the Purchaser and its authorized representatives full access to the plant, offices, warehouses, or other facilities and properties and to the books and records of the Company and its Subsidiaries, will permit the Purchaser and its representatives to make such reasonable inspections as they may require and will cause its officers and those of its Subsidiaries to furnish the Purchaser and its representatives with such financial and operating data, environmental assessment and other information with respect to the business, assets and properties of the Company and its Subsidiaries, as applicable, as the Purchaser and its representatives may from time to time request. No inspection or examination by the Purchaser or its representatives will constitute a waiver of any claim against the Company for misrepresentation or breach of this Agreement. The Purchaser shall hold strictly confidential all information obtained as a result of such access; PROVIDED, THAT the Purchaser shall not be obligated to hold confidential information which (a) was or becomes generally available to the public other than as a result of a disclosure by the Purchaser or its representatives, (b) was or becomes available to the Purchaser from a source other than the Company or its representatives, PROVIDED THAT such source is not bound by a confidentiality agreement with the Company or otherwise prohibited from transmitting the information to the Purchaser, or (c) is required to be disclosed in order to comply with any applicable law, order, regulation or ruling or the rules of any national securities exchange.

      Section 5.6 SEC FILINGS. For so long as the Purchaser or any of the First Reserve Group Own Company Securities, the Company covenants and agrees that it will (a) maintain on a current basis the filing of all reports required to be filed by the Company pursuant to the Exchange Act and the rules and regulations thereunder and promptly deliver to the Purchaser copies of all such reports; (b) use its reasonable best efforts to achieve and maintain qualification for the use of Form S-3 (or any successor form) under the Securities Act; and (c) cooperate with the Purchaser whenever the Purchaser wishes to dispose of any securities of the Company owned by it or any of the First Reserve Group under Rule 144 and/or Rule 144A under the Securities Act, to the full extent feasible in order to consummate such disposition.

      Section 5.7 BOARD REPRESENTATION AND RELATED RIGHTS. In connection with the purchase and sale of the Shares pursuant to this Agreement, the Company has granted to the Purchaser in the

Shareholders Agreement certain rights relating to representation of the Purchaser on the Company's Board of Directors and related contractual rights intended to afford the Purchaser the opportunity to substantially participate in, or substantially influence the conduct of, the management of the Company, which rights are to remain effective for so long as the Purchaser or any of the First Reserve Group Own Company Securities.

      Section 5.8 RESERVATION OF COMMON STOCK. The Company has reserved for issuance and shall at all times keep reserved, out of the authorized and unissued shares of the Company's Common Stock, a number of shares sufficient to provide for the exercise of the rights of exchange represented by the Exchangeable Stock and shall keep such shares free of any legal or contractual preemptive rights. The Company will take all steps necessary to keep the shares of Common Stock issuable upon exchange of the Exchangeable Stock duly authorized for issuance by all requisite corporate and other action, and to assure that such shares of Common Stock when issued upon exchange of the Exchangeable Stock will be validly issued, fully paid and non-assessable and free of any legal or contractual preemptive rights.

      Section 5.9 LISTING ON THE NEW YORK STOCK EXCHANGE. The Company shall take all necessary steps to cause the Common Stock issuable upon exchange of the Exchangeable Stock to be listed for quotation and trading on the New York Stock Exchange (or such other securities exchange as may constitute the principal market for trading of the Common Stock), and the Company will file any and all agreements, forms and other documents, and take all other action necessary for the listing of the Common Stock issuable upon exchange of the Exchangeable Stock.

      Section 5.10 EXCHANGE OF EXCHANGEABLE STOCK. From and after the earlier of
(i) the third anniversary of the Closing Date, or (ii) the occurrence of a Change of Control, the Purchaser, any of the members of the First Reserve Group or their respective assignees shall have the right to convert all, but not less than all, of the shares of Exchangeable Stock into an aggregate of 2,094,241 shares of Common Stock, or an assumed exchange price of approximately $11.9375 per share (the "EXCHANGE PRICE"), which Exchange Price is subject to adjustment for events to be agreed between the Purchaser and the Company in the Amethyst Agreement, as follows:

            (i) In order to exercise the exchange right, the Purchaser or any of the members of the First Reserve Group or their respective assignees shall surrender the certificates representing the Exchangeable Stock, duly endorsed or assigned to the Company or in blank together with any property or securities (or the fair value thereof) distributed as a dividend or other distribution (including, without limitation, in liquidation or dissolution) on the Exchangeable Stock, if any (but not any cash dividends), at the principal office of the Company, accompanied by written notice to the Company that all holders of the Exchangeable Stock elect to exchange such shares of Exchangeable Stock. Unless the shares issuable on exchange are to be issued in the same name as the name in which such shares of Exchangeable Stock are registered, the shares surrendered for exchange shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid or are not required to be paid).

            (ii) The Purchaser or any of the members of the First Reserve Group or their respective assignees exchanging such Exchangeable Stock shall be entitled to payment in cash by Amethyst of all accrued and unpaid cash dividends to the date the Exchangeable Stock is surrendered for exchange. Such payment shall be paid by Amethyst as promptly as practicable following surrender of certificates for shares of Exchangeable Stock for exchange as provided herein, and, when applicable, shall accompany the certificates for Common Stock for which such shares of Exchangeable Stock have been exchanged which are delivered in accordance with the following paragraph.

            (iii) As promptly as practicable after the surrender of certificates for shares of Exchangeable Stock as aforesaid, the Company shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the exchange of such shares in accordance with the provisions of this
Section 5.10.

            (iv) The exchange shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Exchangeable Stock shall have been surrendered and such notice received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open All shares of Common Stock delivered upon exchange of the Exchangeable Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

      Section 5.11 PURCHASE RIGHTS REGARDING EXCHANGEABLE STOCK. From and after the earlier of (i) the third anniversary of the Closing Date, or (ii) the occurrence of a Change of Control, the Company shall have the right to purchase the Exchangeable Stock from the Purchaser (or its Affiliate then the holder thereof), subject to the right of the Purchaser (or such Affiliate), at any time prior to the close of business in Houston, Texas on the day prior to the date fixed for the closing of such purchase, to exchange such Exchangeable Stock for Common Stock in accordance with the provisions of Section 5.10 hereof. Such right to purchase the Exchangeable Stock shall be exercised by the Company by giving written notice to the Purchaser at least 90 days before the date fixed for such purchase. Such notice shall state the time and date on which such purchase is to be closed, shall contain an irrevocable offer to purchase the Exchangeable Stock (subject to no financing conditions), shall state whether such Exchangeable Stock Purchase Price is to be paid in cash or shares of Common Stock and shall contain in reasonable detail the Company's computation of the Exchangeable Stock Purchase Price. The Purchaser shall advise the Company within thirty days after receipt of such notice as to whether or not the Purchaser agrees with the Company's computation of the Exchangeable Stock Purchase Price, and the Purchaser and the Company shall use good faith efforts to settle any disagreements over such computation prior to the date fixed for closing of such purchase. If the Purchaser and the Company are unable to agree to such computation, the dispute shall be submitted to arbitration as provided in Section 11.1. Otherwise, the purchase by the Company of such Exchangeable Stock shall be closed on the date set forth in the notice from the Company to the Purchaser or on such other date as the parties may agree by payment by the Company to the holder of the Exchangeable Stock of the Exchangeable Stock Purchase Price against delivery of certificates representing the Exchangeable Stock, endorsed in blank or otherwise in good form for transfer.

      Section 5.12 APPROPRIATE ACTION; CONSENTS; FILINGS. The Company and the Purchaser shall each use its reasonable best efforts promptly (a) to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement in an expeditious manner, (b) to obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by the Company or the Purchaser, respectively, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the Transactions contemplated hereby, (c) to make all necessary filings (including filings under the HSR Act), and thereafter make any other required submissions (including any responses to requests for additional information under the HSR Act), with respect to this Agreement, the Acquisition and any other transactions contemplated hereby required under any applicable Law; PROVIDED that the Company and the Purchaser shall cooperate with each other in connection with the making of all such filings. The Company shall furnish all information reasonably requested by the Purchaser for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by this Agreement.

      Section 5.13. CONDUCT OF BUSINESS PENDING CLOSING. During the period from the date of this Agreement and continuing until the Closing Date, the Company agrees that:

      (a) Except as provided in this Agreement and for borrowings under existing credit facilities and issuances of senior debt securities, the Company shall, and shall cause each Subsidiary to, (i) carry on its business in the usual, regular and ordinary course in a manner consistent with its past practices and in compliance with all applicable laws, rules and regulations and (ii) preserve its business organization, maintain its rights and franchises, keep available the services of its officers and key employees and preserve the goodwill and its relationships with customers, suppliers and others having business dealings with them. The Company shall preserve, and shall cause each Subsidiary to preserve, in full force and effect all material leases, operating agreements, Permits, licenses, Contracts and other material agreements which relate to the business, properties or assets of the Company or such Subsidiary (other than those expiring by their terms) and perform all material obligations of the Company or such Subsidiary in or under any of such leases, agreements and Contracts relating to such assets.

      (b) The Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividend on or make any other distribution in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of, its capital stock, (iii) purchase, redeem or otherwise acquire any shares of its capital stock, or (iv) take any preliminary action with respect to the foregoing.

      (c) The Company shall not, and shall not permit any Subsidiary to, (i) issue, deliver, sell or authorize the issuance, delivery or sale of any shares of its capital stock of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or convertible or exchangeable securities (other than options to acquire Common Stock under existing employee benefit plans of the Company), or (ii) enter into any agreement or understanding or take any preliminary action with respect to the foregoing.

      (c) The Company shall not, and shall not permit any Subsidiary to, (i) amend its Articles of Incorporation or Bylaws, or similar organizational documents, or (ii) enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement.

      Section 5.14 COMPANY TO SEEK AMETHYST APPROVAL. The Company shall use its reasonable best efforts (including, without limitation, in its capacity as a stockholder of Amethyst) to seek and obtain the approval of Amethyst to the creation and issuance of the Exchangeable Stock to the Purchaser containing terms acceptable to the Purchaser, and shall cause its representatives on the Board of Directors (or other equivalent governing body) of Amethyst to take all necessary steps to create the Exchangeable Stock and to authorize its issuance and sale to the Purchaser as contemplated by this Agreement.

                                   ARTICLE VI
                             PURCHASER'S CONDITIONS

      The obligations of the Purchaser to effect the closing of the Shares and, if applicable, the Exchangeable Stock on the Closing Date are subject to the satisfaction of the following conditions any one or more of which may be waived in writing by the Purchaser.

      Section 6.1 REPRESENTATIONS AND COVENANTS. The representations and warranties contained in Article III hereof, to the extent qualified by materiality shall be true and correct in all respects and to the extent not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date as if made, and shall be deemed to have been remade, on and as of the Closing Date; PROVIDED, HOWEVER, that if no shares of Exchangeable Stock are to be delivered at the Closing because the Shares are being purchased pursuant to Section 2.1(a)(i)(A), all representations relating to Amethyst and the Exchangeable Stock shall not be deemed to have been made. The Company shall have complied with all of its obligations contained herein the performance of which is required on or prior to the Closing Date. The Purchaser shall have received a certificate to the foregoing effect executed by an executive officer of the Company.

      Section 6.2 EXCHANGEABLE STOCK CONDITION FULFILLED. If Exchangeable Stock is to be purchased at the Closing pursuant to Section 2.1(a)(ii), the Exchangeable Stock Condition shall have been fulfilled at and as of the Closing Date.

      Section 6.3 SHAREHOLDERS AGREEMENT. The Shareholders Agreement in the form of Exhibit A shall have been duly adopted by all requisite corporate action, executed and delivered by the Company and be in full force and effect.

      Section 6.4 APPOINTMENT OF DIRECTOR. One designee of Purchaser shall have been appointed to the Board of Directors of the Company.

      Section 6.5 COMPANY CAUSED MATERIAL ADVERSE CHANGE. Since December 31, 1998, there shall have occurred no event, act, or condition caused by or arising from an act or omission of the Company or any Subsidiary which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

      Section 6.6 REQUIRED CONSENTS AND APPROVALS. All consents, approvals and waivers necessary to the consummation of the purchase and sale of the Shares and the Transactions or as otherwise requested by the Purchaser shall have been obtained and any waiting period imposed by the HSR Act shall have expired or been terminated by action of the Governmental Authority having jurisdiction over the Transactions.

      Section 6.7 NEW YORK STOCK EXCHANGE APPROVAL. All applications and related exhibits and other materials necessary for the approval of the listing and trading on the New York Stock Exchange of the Shares and, if applicable, the shares of Common Stock issuable upon the exchange of the Exchangeable Stock shall have been filed with and approved by the New York Stock Exchange.

      Section 6.8 PAYMENTS. The Company shall have paid to or on behalf of the Purchaser all amounts payable pursuant to Section 11.6.

      Section 6.9 OPINIONS OF COUNSEL. The Purchaser shall have received (i) an opinion of Baker & Botts, L.L.P. at the Closing, in the form attached hereto as Exhibit B, and (ii) an opinion of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.C. at the Closing, in the form attached hereto as Exhibit C.

      Section 6.10 ADDITIONAL DOCUMENTS. The Purchaser shall have received such other certificates, instruments and documents from the Company and each Subsidiary as it may reasonably request pursuant to this Agreement.

                                   ARTICLE VII
                              COMPANY'S CONDITIONS

      The obligations of the Company to issue and sell the Shares and to deliver the Exchangeable Stock are subject to the satisfaction of the following conditions any one or more of which may be waived by the Company:

      Section 7.1 REPRESENTATIONS AND COVENANTS. The representations and warranties contained in Article IV hereof, to the extent qualified by materiality shall be true and correct in all respects and to the extent not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date as if made, and shall be deemed to be remade, on and as of the Closing Date. The Purchaser shall have complied with all of its obligations contained herein performance of which is required on or prior to the Closing Date. The Company shall have received a certificate to the foregoing effect executed by an officer of the General Partner of the Purchaser.

      Section 7.2 EXCHANGEABLE STOCK CONDITION FULFILLED. If Exchangeable Stock is to be purchased at the Closing pursuant to Section 2.1(a)(ii), the Exchangeable Stock Condition shall have been fulfilled at and as of the Closing Date.

      Section 7.3 SHAREHOLDERS AGREEMENT. The Shareholders Agreement in the form of Exhibit A shall have been duly adopted by all requisite corporate action, executed and delivered by the Purchaser and be in full force and effect.

      Section 7.4 REQUIRED CONSENTS AND APPROVALS. All consents, approvals and waivers necessary to the consummation of the purchase and sale of the Shares and the Transactions shall have been obtained and any waiting period imposed by the HSR Act shall have expired or been terminated by action of the Governmental Authority having jurisdiction over the Transactions.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

      Section 8.1 TERMINATION. The transactions contemplated hereby may be abandoned at any time prior to the Closing, as follows:

            (a) By the mutual written consent of the Company and the Purchaser;

            (b) by the Company, on one hand, or the Purchaser, on the other hand, if there shall have been a breach by the other party of any of the covenants contained herein or if any representation or warranty made by any other party is untrue in any material respect, in either case in a manner not capable of being cured on or before June 30, 1999.

      Section 8.2 SURVIVAL; FAILURE TO CLOSE. All representations, warranties, indemnities, and covenants contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of Purchaser, except that any claim for a breach of a representation or warranty must be brought within the period set forth in
Section 10.3. Notwithstanding anything herein to the contrary, in the event the funding by Purchaser of its investment has not occurred on or before June 30, 1999, because one or more conditions set forth in Article VI or Article VII has not been satisfied, either party may terminate its obligations under this Agreement by written notice to the other; PROVIDED, HOWEVER, that the provisions of this Section 8.2 and Section 11.6 shall survive any such termination; PROVIDED FURTHER, however that no party may terminate this Agreement if such funding has failed to occur because such party (or any Affiliate thereof) willfully or negligently fails to perform or observe its material agreements and covenants hereunder.

                                   ARTICLE IX
                                OTHER PROVISIONS

      Section 9.1 BROKERAGE FEES AND COMMISSIONS. Each party agrees to pay, and to indemnify and hold harmless the other party from and against liability for, any compensation to any finder, broker, agent, financial advisor, or other intermediary (collectively, an "INTERMEDIARY") retained by such party, or any other Intermediary in connection with the transactions contemplated by this Agreement, and the fees and expenses of defending against such liability or alleged liability.

      Section 9.2 PUBLIC ANNOUNCEMENTS. The Company and the Purchaser (a) will consult with each other before issuing any press release or otherwise making any public statements with respect to the existence of this Agreement or the Transactions and (b) shall not issue any press release or make any public statement prior to such consultation, except in the case of clause (b) as may be required by law or by obligations pursuant to any listing agreements between the Company and The New York Stock Exchange.

                                    ARTICLE X
                                 INDEMNIFICATION

      Section 10.1 INDEMNIFICATION BY THE COMPANY. The Company shall in addition to any such rights which any Purchaser Indemnified Party (as defined herein) may have pursuant to statute, the Company's Articles of Incorporation or other organizational or constituent documents of the Company, or otherwise, indemnify and hold harmless the Purchaser (including its subsidiaries, Affiliates, designees and persons serving as officers, directors, partners, employees, representatives and agents, each a "PURCHASER INDEMNIFIED PARTY") from and against any and all losses, claims, damages, taxes, fines, penalties, costs, expenses and liabilities, joint or several, including any investigation, legal and other expenses incurred in connection with the investigation, defense, settlement or appeal of, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted ("LOSSES" or "LOSS"), to which they, or any of them, may suffer or incur which arise or result from the breach of any representation, warranty, covenant or agreement of the Company under this Agreement (except as limited by Section 10.4) or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding arising out of or resulting from a breach of such representations, warranties covenants or agreements.

      Section 10.2 INDEMNIFICATION BY THE PURCHASER. The Purchaser shall in addition to any such rights which any Company Indemnified Party (as defined herein) may have pursuant to statute, or otherwise, indemnify and hold harmless the Company (including its subsidiaries, Affiliates, designees and persons serving as officers, directors, partners, employees, representatives and agents, each a "COMPANY INDEMNIFIED PARTY") from and against any and all Losses, to which they, or any of them, may suffer or incur which arise or result from the breach of any representation, warranty, covenant or agreement of the Purchaser under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding arising out of or resulting from a breach of such representations, warranties covenants or agreements.

      Section 10.3 INDEMNIFICATION PROCEDURES. Any Purchaser Indemnified Party or Company Indemnified Party that proposes to assert the right to be indemnified under this Article X (for purposes of this Section 10.3 such initiating Purchaser Indemnified Party or Company Indemnified Party shall be referred to as the "INDEMNIFIED PARTY") shall, promptly after receipt of notice of commencement of any claim or action against such Indemnified Party or upon the discovery by such Indemnified Party of the Loss suffered by it, in either case in respect of which a claim is to be made against the other party hereto (the "INDEMNIFYING PARTY") under Section 10.1 or Section 10.2, as the case may be, notify the Indemnifying Party of the commencement of such action or the occurrence of such Loss, enclosing a copy of all papers served or a brief description of the facts resulting in such Loss, but the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that the Indemnifying Party may have to any Indemnified Party under the foregoing provisions of this Article X unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party. The Indemnified Party shall have the right to retain its own counsel in any such action and all reasonable fees, disbursements and other charges incurred in the investigation, defense and/or settlement of such action shall be advanced and reimbursed by the Indemnifying Party promptly as they are incurred; PROVIDED, HOWEVER, that the Indemnified Party shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the Indemnified Party to whom such expenses are advanced is not entitled to be indemnified as a matter of law. So long as the Indemnified Party has reasonably concluded that no conflict of interest exists and that the Indemnifying Party is financially capable of fulfilling its obligations under this Article X, the Indemnifying Party may assume the defense of any action hereunder with counsel reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that the Indemnifying Party shall not settle any action or claim for which indemnification is sought under this Article X without the prior written consent of the Indemnified Party. In the event that the Indemnifying Party does not assume defense of any action, it shall nonetheless have the right to participate in (but not control) such action. The Indemnifying Party shall not be liable for any settlement of any action or claims effected without its written consent; PROVIDED THAT if such consent is withheld and such action or claims are subsequently settled or prosecuted for a greater amount, such Indemnifying Party shall be liable for the full amount of such losses, damages, liabilities and expenses (including without limitation any interest and penalties related thereto) without regard to any limitations on indemnification set forth in this Article X.

      Section 10.4 TERMINATION. The Company's representations set forth in Sections 3.8, 3.9, 3.11, 3.12, 3.14, 3.15, 3.16, and 3.21 shall terminate at the
Closing Date, and no claim for indemnification for any Loss for any breach thereof may be brought after the Closing Date. The Company's obligation to indemnify the Purchaser, and the Purchaser's obligation to indemnify the Company, in each case as set forth in this Section 10 shall terminate as to any Loss asserted after the close of business in Houston, Texas on the first anniversary of the Closing Date, other than any Loss suffered as a result of the breach of any representation of the Company contained in Sections 3.2, 3.3 and 3.23, or of the Purchaser set forth in Section 4.5, which may be asserted indefinitely, or as a result of the breach of any covenant of the Company contained in Sections 5.8, 5.10, or the agreement set forth in Section 11.6, which may be asserted indefinitely.

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section 11.1 DISPUTE RESOLUTION. (a)AGREEMENT TO ARBITRATE. If Purchaser and the Company are unable to resolve any controversy, dispute, claim or other matter in question arising out of, or relating to, this Agreement, the Shareholders Agreement, any provision hereof or thereof, the alleged breach hereof or thereof, or in any way relating to the subject matter of this Agreement, the Transactions or the relationship between the parties created by this Agreement, including questions concerning the scope and applicability of this Section 11.1, whether sounding in contract, tort or otherwise, at law or in equity, under State or federal law, whether provided by statute or common law, for damages or any other relief (any such controversy, dispute, claim or other matter in question, a "DISPUTE"), on or before the 30th day following the receipt by the Company or Purchaser of written notice of such Dispute from the other party(ies), which notice describes in reasonable detail the nature of the dispute and the facts and circumstances relating thereto, the Company or Purchaser may, by delivery of written notice to the other party(ies), require that a senior officer of the Company and of the General Partner of the Purchaser meet at a mutually agreeable time and place in an attempt to resolve such Dispute. Such meeting shall take place on or before the 15th day following the date of the notice requiring such meeting, and if the Dispute has not been resolved within 15 days following such meeting, the Company or Purchaser may cause such Dispute to be resolved by binding arbitration in Houston, Texas, by submitting such Dispute for arbitration within 30 days following the expiration of such 15-day period. This agreement to arbitrate shall be specifically enforceable against the parties.

            (b) THE ARBITRATION SHALL BE GOVERNED BY AND CONDUCTED PURSUANT TO THE FEDERAL ARBITRATION ACT: It is the intention of the parties that the arbitration shall be governed by and conducted pursuant to the Federal Arbitration Act, as such Act is modified by this Section 11.1. If it is determined the Federal Arbitration Act is not applicable to this Agreement (E.G., this Agreement does not evidence a transaction involving interstate commerce), this agreement to arbitrate shall nevertheless be enforceable pursuant to applicable state law. While the arbitrators may refer to

Commercial Arbitration Rules of the American Arbitration Association for guidance with respect to procedural matters, the arbitration proceeding shall not be administered by the American Arbitration Association but instead shall be self-administered by the parties until the arbitrators are selected and then the proceeding shall be administered by the arbitrators.

            (c) AUTHORITY OF THE ARBITRATORS: The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant to this agreement to arbitrate, including but not limited to, the determination of the issues that are subject to arbitration (I.E., arbitrability), the scope of the arbitrable issues, allegations of "fraud in the inducement" to enter into this Agreement or this arbitration provision, allegations of waiver, laches, delay or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this arbitration agreement, the receipt of evidence, and the like), shall be decided by the arbitrators.

            (d) CHOICE OF LAW: The rules of arbitration of the Federal Arbitration Act, as modified by this Agreement, shall govern procedural aspects of the arbitration; to the extent the Federal Arbitration Act as modified by this Agreement does not address a procedural issue, the arbitrators may refer for guidance to the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitrators may refer for guidance to the Federal Rules of Civil Procedure, the Federal Rules of Civil Evidence, and the federal law with respect to the discovery process, applicable legal privileges, and admissible evidence. In deciding the substance of the parties' Dispute, the arbitrators shall refer to the substantive laws of the State of New York for guidance (excluding New York conflict-of-law rules or principles that might call for the application of the law of another jurisdiction). IT IS EXPRESSLY AGREED THAT NOTWITHSTANDING ANY OTHER PROVISION IN THIS SECTION 11.1 TO THE CONTRARY, THE ARBITRATORS SHALL HAVE ABSOLUTELY NO AUTHORITY TO AWARD CONSEQUENTIAL DAMAGES (SUCH AS LOSS OF PROFIT), TREBLE, EXEMPLARY OR PUNITIVE DAMAGES OF ANY TYPE UNDER ANY CIRCUMSTANCES REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER NEW YORK LAW, THE LAW OF ANY OTHER STATE, OR FEDERAL LAW, OR UNDER THE FEDERAL ARBITRATION ACT, OR UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. The arbitrators shall have the authority to assess the costs and expenses of the arbitration proceeding (including the arbitrators' fees and expenses) against either or both parties. However, each party shall bear its own attorneys fees and the arbitrators shall have no authority to award attorneys fees.

            (e) SELECTION OF ARBITRATORS. When a Dispute has been submitted for arbitration, within 30 days of such submission, the Company will choose an arbitrator and Purchaser will choose an arbitrator. The two arbitrators shall select a third arbitrator, failing agreement on which within ninety days of the original notice, Purchaser and the Company (or either of them) shall apply to any

United States District Judge for the Southern District of Texas, who shall appoint the third arbitrator. While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the party that appointed such arbitrator. Evident partiality on the part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator. Minimal or trivial past or present relationships between the neutral arbitrator and the party selecting such arbitrator or any of the other arbitrators, or the failure to disclose such minimal or trivial past or present relationships, will not by themselves constitute evident partiality or otherwise disqualify any arbitrator. Upon selection of the third arbitrator, each of the three arbitrators shall agree in writing to abide faithfully by the terms of this agreement to arbitrate. The three arbitrators shall make all of their decisions by majority vote. If one of the party-appointed arbitrators refuses to participate in the proceedings or refuses to vote, the decision of the other two arbitrators shall be binding. If an arbitrator dies or becomes physically incapacitated and is unable to fulfill his or her duties as an arbitrator, the arbitration proceeding shall continue with a substitute arbitrator selected as follows: if the incapacitated arbitrator is a party- appointed arbitrator, the party shall promptly select a new arbitrator, and if the incapacitated arbitrator is the neutral arbitrator, the two-party appointed arbitrators shall select a substitute neutral arbitrator, failing agreement on which Purchaser and the Company (or either of them) shall apply to any United States District Judge for the Southern District of Texas, who shall appoint the substitute neutral arbitrator.

            (f) FINAL HEARING AND ARBITRATORS' AWARD: The final hearing shall be conducted within 120 days of the selection of the third arbitrator. The final hearing shall not exceed ten working days, with each party to be granted one-half of the allocated time to present its case to the arbitrators. There shall be a transcript of the hearing before the arbitrators. The arbitrators shall render their ultimate decision within twenty days of the completion of the final hearing completely resolving all of the disputes between the parties that are the subject of the arbitration proceeding. The arbitrators' ultimate decision after final hearing shall be in writing, but shall be as brief as possible, and the arbitrators shall assign their reasons for their ultimate decision. In the case the arbitrators award any monetary damages in favor of either party, the arbitrators shall certify in their award that they have not included any treble, exemplary or punitive damages.

            (g) FINALITY OF THE ARBITRATORS' AWARD: The arbitrators' award shall, as between the parties to this Agreement and those in privity with them, be final and entitled to all of the protections and benefits of a final judgment, E.G., res judicata (claim preclusion) and collateral estoppel (issue preclusion), as to all Disputes, including compulsory counterclaims, that were or could have been presented to the arbitrators. The arbitrators' award shall not be reviewable by or appealable to any court, except to the extent permitted by the Federal Arbitration Act.

            (h) USE OF THE COURTS TO ASSIST IN THE ENFORCEMENT OF THE ARBITRATORS' DECISIONS AND THE ARBITRATORS' AWARD: It is the intent of the parties that the arbitration proceeding shall be conducted expeditiously, without initial recourse to the courts and without interlocutory appeals of the arbitrators' decisions to the courts. However, if a party refuses to honor its obligations under this agreement to arbitrate, the other party may obtain appropriate relief compelling arbitration in any court having jurisdiction over the parties; the order compelling arbitration shall require that the arbitration proceedings take place in Houston, Texas, as specified above. The parties may apply to any court for orders requiring witnesses to obey subpoenas issued by the arbitrators. Moreover, any and all of the arbitrators' orders and decisions may be enforced if necessary by any court. The arbitrators' award may be confirmed in, and judgment upon the award entered by, any federal or State court having jurisdiction over the parties.

            (i) CONFIDENTIALITY: To the fullest extent permitted by law, this arbitration proceeding and the arbitrators award shall be maintained in confidence by the parties. However, a violation of this covenant shall not affect the enforceability of this arbitration agreement or of the arbitrators' award.

            (j) THE PARTIES' OBLIGATIONS UNDER THIS ARBITRATION PROVISION ARE ENFORCEABLE EVEN IF THE AGREEMENT HAS TERMINATED OR IS BREACHED; SEVERABILITY: A party's breach of this Agreement shall not affect this agreement to arbitrate. Moreover, the parties' obligations under this arbitration provision are enforceable even after this Agreement has terminated. The invalidity or unenforceability of any provision of this arbitration agreement shall not affect the validity or enforceability of the parties' obligation to submit their disputes to binding arbitration or the other provisions of this agreement to arbitrate.

      Section 11.2 ENTIRE AGREEMENT. This Agreement and the Shareholders Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      Section 11.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

    If to the Company:

      Pride International, Inc.
      5847 San Felipe, Suite 3300
      Houston, Texas  77057
      Fax: 713-789-1430
      Attn: Mr. Paul A. Bragg
            President and Chief Executive Officer

      With a copy to:
      Baker & Botts, L.L.P.
      910 Louisiana
      Houston, Texas 77002
      Fax: 713-229-1522
      Attn: L. P. Thomas, Esq.

    If  to the Purchaser:

      First Reserve Fund VIII, Limited Partnership
      c/o First Reserve Corp.
      1801 California Street
      Denver, Colorado 80202
      Fax: 303-382-1275
      Attn: Thomas Denison, Esq.

      With a copy to:
      Vinson & Elkins L.L.P.
      1001 Fannin Street, 23rd Floor
      Houston, Texas 77002-6760
      Fax: 713-615-5605
      Attn: J. Mark Metts, Esq.

      Section 11.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws in the State of New York applicable to agreements made and wholly performed in the State of New York.

      Section 11.5 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement unless the consummation of the Transactions contemplated hereby is materially and adversely affected thereby.

      Section 11.6 EXPENSES. Except as otherwise provided herein or in the Shareholders Agreement, each party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with transactions contemplated hereby, including fees and expenses of its representatives, PROVIDED, HOWEVER, that the Company shall pay all filing fees associated with all filings, applications, notifications or requests for consent, approval or permission that may be required by statute regulation or judicial decrees in connection with the Transactions (including, without limitation fees payable under the HSR Act) and shall also pay all of the Purchaser' legal fees, professional fees and other transaction costs (collectively, the "COSTS") incurred in connection with the evaluation, preparation and negotiation of the Transactions contemplated hereby.

      Section 11.7 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

      Section 11.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

      Section 11.9 ASSIGNMENT. Except as provided in this Section 11.9, neither of the Purchaser nor the Company may assign its rights or obligations hereunder; PROVIDED, HOWEVER, the Purchaser may assign its rights to acquire the Shares and/or the Exchangeable Stock to another member of the First Reserve Group, provided such assignment shall not relieve the Purchaser of its obligations hereunder.

      Section 11.10 AMENDMENTS; WAIVERS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company or Purchaser therefrom, shall in any event be effective unless the same shall be in writing and signed by each Purchaser and the Company in the case of amendments, and each Purchaser or the Company, as the case may be, in the case of waivers.

      IN WITNESS WHEREOF, the parties have caused this agreement to be executed and delivered as of the day and year first set above.



                              PRIDE INTERNATIONAL, INC.


                              By: /s/ PAUL A. BRAGG
                              Name:   Paul A. Bragg
                              Title:  President and Chief Executive Officer



                              FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP


                              By:   First Reserve Fund GP VIII, L.P.
                                    its General Partner

                              By:   First Reserve Corporation
                                    its General Partner

                                    By: /s/ THOMAS R. DENISON
                                    Name:   Thomas R. Denison
                                    Title:  Managing Director

                                                                       EXHIBIT A

--------------------------------------------------------------------------------


                             SHAREHOLDERS AGREEMENT

                                      AMONG

                            PRIDE INTERNATIONAL, INC.


                                       AND


                 FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP


                                JUNE    , 1999


--------------------------------------------------------------------------------

                             SHAREHOLDERS AGREEMENT

      This Shareholders Agreement (this "AGREEMENT") is entered into this __ day of June 1999, is by and among Pride International, Inc., a Louisiana corporation (the "COMPANY"), and First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership
("FIRST RESERVE").

                             W I T N E S S E T H:

      WHEREAS, pursuant to that certain Securities Purchase Agreement (the "PURCHASE AGREEMENT") dated as of May 5, 1999 entered into by and between First Reserve and the Company, First Reserve received upon consummation of the transactions contemplated by the Purchase Agreement, shares of Common Stock, no par value, of the Company (the "COMMON STOCK"); and

      WHEREAS, the parties hereto desire to reflect herein the agreements relating to representation of First Reserve on the Board of the Company described in Section 5.7 of the Purchase Agreement and to set forth certain additional agreements among them relating to the First Reserve Group's (as defined below) acquisition and ownership of Company Securities.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

      Section 1.1 DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the following meanings:

      "AFFILIATE" shall have the respective meanings assigned thereto in Rule 405 as presently promulgated under the Securities Act.

      "AMETHYST AGREEMENT" shall have the meaning set forth in the Purchase Agreement.

      "BENEFICIAL OWNERSHIP" and "GROUP" shall have the respective meanings assigned thereto in Rules 13d-3 and 13d-5 as presently promulgated under the Exchange Act.

      "BOARD" means the Board of Directors of the Company.

      "COMMON STOCK" has the meaning assigned in the Recitals to this Agreement.

      "COMPANY SECURITIES" means, collectively, the Common Stock and any class or series of the Company's preferred stock, and any other securities, warrants or options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of Common Stock, or any class or series of Company preferred stock that is entitled to vote generally for the election of directors or otherwise.

      "DIRECTOR" means any member of the Board.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FIRST RESERVE GROUP" means, collectively, First Reserve and its Affiliates; provided, however, that a Person shall not be deemed a member of the First Reserve Group if the only reason that such Person would be deemed an Affiliate of First Reserve is because it is (a) a limited partner of First Reserve, (b) an operating company in which First Reserve (and/or any other fund or funds similar to First Reserve that is controlled by, controlling or under common control with First Reserve) has an investment, but in which First Reserve and such other funds do not, in the aggregate (i) have at least a majority of the voting power (defined in a manner consistent with the definition of Voting Power set forth herein with respect to the Company) of the securities of such operating company, or (ii) the contractual right to designate at least a majority of the members of the board of directors (or similar governing body) of such operating company, or (c) an Affiliate of an operating company described in clause (b) who is not otherwise an Affiliate of the First Reserve Group.

      "OWN COMPANY SECURITIES" means from and after the first date upon which the aggregate amount invested by the First Reserve Group in the Company equals or exceeds $50 million (regardless of whether, as a result of share repurchases, dividends or otherwise, the First Reserve Group's investment in the Company subsequently becomes less than $50 million); PROVIDED, HOWEVER, the First Reserve Group shall not be deemed to "Own Company Securities" after the date (after such date on which the First Reserve Group is first deemed to Own Company Securities) that its aggregate direct or indirect beneficial ownership of capital stock of the Company constitutes or would be convertible into or exchangeable for less than 5% of the then outstanding shares of Common Stock.

      "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

      "PURCHASE AGREEMENT" shall have the meaning assigned in the Recitals to this Agreement.

      "REGISTRATION RIGHTS AGREEMENT" means the provisions of Article 5 hereof, as amended, modified or supplemented from time to time.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "TERMINATION DATE" means ___________________, 2005 [six years from the date of this Agreement].

      "VOTING POWER" means, at, any measurement date, the total number of votes that could have been cast in an election of directors of the Company had a meeting of the stockholders of the Company been duly held based upon a record date as of the measurement date if all Company Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

      Section 1.2 OTHER DEFINITIONS. Definitions applicable to the Registration Rights Agreement provisions of this Agreement are found in Article 5 hereof.

      Section 1.3 CONSTRUCTION. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and vice versa. Except as specified otherwise, all references to Articles and Sections refer to articles and sections of this Agreement, and all references to exhibits are to Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes. The word "including" shall mean "including, without limitation" unless the context otherwise requires.

                                    ARTICLE 2
                           BOARD OF DIRECTORS; VOTING

      Section 2.1 ELECTION OF DIRECTORS. For so long as First Reserve or any of the First Reserve Group collectively Own Company Securities, First Reserve shall have the right (i) to nominate one person for election to the BOARD; PROVIDED, HOWEVER, that the person nominated shall be a managing director or other higher official of First Reserve Corporation or otherwise be reasonably acceptable to the Company, and (ii) (A) to receive all notices, reports and other communications sent to Directors at the same time they are transmitted to Directors, and to receive reasonable notice of and to have one representative attend any meeting of the Company's Board, (B) to consult with and advise members of senior management of the Company, and (C) upon reasonable notice, to have access to the books and records of the Company. If at any time more than one member of the First Reserve Group shall be the owner of Company Securities, First Reserve shall have the right set forth in subparagraph (i) of this Section 2.1(a) and may delegate (with notice to the Company) any of the rights set forth in subparagraph (ii) of this Section 2.1(a) to the extent deemed advisable by First Reserve in order to comply with laws and regulations applicable to the First Reserve Group and the members thereof. First Reserve hereby designates William E. Macaulay as its initial nominee for election to the Company's Board.

      (b) The Company agrees with First Reserve that the Company will take all steps necessary to increase the authorized number of members of the Board by one and to have the person initially designated by First Reserve appointed to the Company's Board of Directors on the Closing Date (as such term is defined in the Purchase Agreement). At each subsequent election of directors at which the term of the nominee of First Reserve as a director of the Company expires, the

Company will nominate the designee of First Reserve for election to the Company's Board for the succeeding term for which Directors are elected, will recommend his or her election to the Company's stockholders and otherwise will use its reasonable best efforts to cause the Company's stockholders to elect the designee of First Reserve to the Company's Board. The Company shall use its reasonable best efforts to solicit from its stockholders proxies voted in favor of such nominee, and shall vote all management proxies in favor of such nominee, except for such proxies that specifically indicate to the contrary. The rights set forth in this Section 2.1(a) shall survive until the termination of this Agreement as provided in Section 6.1 hereof.

      (c) In the event that any Director designated pursuant to Section 2.1(a) for any reason ceases to serve as a member of the Board during his term of office, First Reserve shall be entitled to designate a successor Director to fill the vacancy created thereby on the terms and subject to the conditions of this Section 2.1. If and to the extent that the remaining members of the Board are entitled to fill vacancies on the Board, upon the occurrence of any vacancy, the Board will promptly take any actions necessary to fill such vacancies in accordance with the foregoing provision in order to cause the election of the nominee of First Reserve.

      Section 2.2 NO INCONSISTENT COMPANY ACTIONS. The Company hereby agrees not to take any action inconsistent with the provisions of Section 2.1.

                                    ARTICLE 3
                  ACQUISITION AND SALE OF COMPANY SECURITIES

      Section 3.1.COMPANY SECURITIES. First Reserve covenants and agrees with the Company that, without the consent of the Company, except for the Company Securities acquired pursuant to the Purchase Agreement or any similar agreement to which the Company and First Reserve (or its Affiliates or designees) are parties, any Company Securities acquired with the consent of the Company and any Company Securities issued pursuant to a stock split, stock dividend or recapitalization with respect to such Company Securities, no member of the First Reserve Group shall, directly or indirectly, acquire any Company Securities, if the effect of such acquisition, agreement or other action would be to increase the aggregate beneficial ownership of Company Securities by the First Reserve Group by an amount equal to 3% or more of either the Voting Power or the number of outstanding shares of any class or series of Company Securities.

      Section 3.2 DISTRIBUTION OF COMPANY SECURITIES. First Reserve covenants that it shall not, and that it shall cause each other member of the First Reserve Group that it controls not to, directly or indirectly, sell, transfer beneficial ownership of, pledge, hypothecate or otherwise dispose of any Company Securities, except by conversion, exchange or exercise of such Company Securities pursuant to their terms in a manner not otherwise in violation of
Section 3.1 or pursuant to:

            (a) a bona fide pledge of or the granting of a security interest or any other lien or encumbrance in such Company Securities to a lender that is not a member of the First Reserve Group to secure a bona fide loan for money borrowed made to one or more members of the First Reserve

Group, the foreclosure of such pledge or security interest or any other lien or encumbrance that may be placed involuntarily upon any Company Securities, or the subsequent sale or other disposition of such Company Securities by such lender or its agent;

            (b) a transfer, assignment, sale or disposition of such Company Securities to another member of the First Reserve Group that has signed this Agreement;

            (c) a distribution of Company Securities to any partner of First Reserve; provided that any distributee that is a member of the First Reserve Group has signed this Agreement; and provided, further that any arrangements coordinated or initiated by or on behalf of First Reserve to assist its limited partners in the sale of Company Securities distributed to them must comply with the provisions of this Section 3.2;

            (d) sales in public offerings registered under the Securities Act;

            (e) sales effected in compliance with the provisions of Rule 144 under the Securities Act;

            (f) other privately negotiated sales of Company Securities;

            (g) upon consummation of or otherwise in connection with a business combination or similar transaction involving the Company that is approved by the Board; or

            (h) sales in a tender offer open to all holders of Company
Securities.

Notwithstanding anything to the contrary in this Section 3.2, in effecting any sale, transfer of any beneficial interest in or other disposition of Company Securities pursuant to Sections 3.2 (c), (d) and (f), above, the members of the First Reserve Group selling, transferring or disposing such Company Securities shall, unless the Company consents otherwise, use their reasonable best efforts to refrain from knowingly selling, transferring or disposing of such number of Company Securities as represent either the right to acquire or ownership of 5% or more of the Voting Power to any one Person or group of Persons.

      Section 3.3.PROXY SOLICITATION First Reserve agrees that as a stockholder, the First Reserve Group shall vote or cause to be voted all Company Securities of which any member of the First Reserve Group is the beneficial owner with respect to each matter submitted to the Company's stockholders providing for, involving, expected to facilitate or that could reasonably be expected to result in a business combination or other change in control of the Company that has not been approved by the Board (including without limitation the election or removal of one or more Company directors or one or more nominees for director proposed by the Board), either (a) in the manner recommended by the Board, or (b) proportionately with all other holders of Company Securities voting with respect to such matter (provided, that the First Reserve Group shall at all times retain the power to vote for the election of the nominee of First Reserve to the Company's Board).

First Reserve hereby agrees that it and each member of the First Reserve Group that it controls shall not take any action, or solicit proxies in any fashion, inconsistent with the provisions of this Section 3.3.

      Section 3.4.GROUPS. First Reserve covenants that it shall not, and that no other member of the First Reserve Group that it controls shall, join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of any Company Securities, other than the First Reserve Group itself.

      Section 3.5.LIMITATION ON COVENANTS. Notwithstanding any provision to the contrary in this Agreement, during any period that any person designated by First Reserve to serve as a Director in accordance with the provisions of
Section 2.1(a) is not serving as a Director as a result of the failure of the Company or the Board to comply with the terms of this Agreement, or if any such designee is not elected by the stockholders (and Section 2.1(a) and Section 2.2 are complied with), then the covenants set forth in this Article 3 shall cease to be effective during such period; PROVIDED, HOWEVER, that if a person designated by First Reserve ceases to be a Director by reason of death or resignation, then the provisions of this Section 3.5 shall not apply if the Board appoints First Reserve's designated replacement to fill any such vacancy within 15 business days after the Company receives notice of such designation. The provisions of this Section 3.5 shall be in addition to any other remedies that First Reserve may have in connection with a breach of the provisions of
Article 2 hereof.

                                    ARTICLE 4
                         LEGEND AND STOP TRANSFER ORDER

      Section 4.1 LEGEND AND STOP TRANSFER ORDER. To assist in effectuating the provisions of this Agreement, First Reserve hereby consents: (a) to the placement, on certificates issued with respect to the shares of Common Stock issued to it pursuant to the Purchase Agreement or otherwise promptly after any Company Securities become subject to the provisions of this Agreement, of the following legend on all certificates representing ownership of Company Securities owned of record by any member of the First Reserve Group or by any Person where a member of the First Reserve Group is the beneficial owner thereof, until such shares are sold, transferred or disposed in a manner permitted hereby to a Person who is not then a member of the First Reserve
Group:

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT AMONG, INTER ALIA, PRIDE INTERNATIONAL, INC. AND FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP, AND MAY NOT BE VOTED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. COPIES OF THE AGREEMENT ARE ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF PRIDE INTERNATIONAL, INC.

;and (b) to the entry of stop transfer orders with the transfer agent or agents of Company Securities against the transfer of Company Securities except in compliance with the requirements of this Agreement, or if the Company acts as its own transfer agent with respect to any Company Securities, to the refusal by the Company to transfer any such securities except in compliance with the requirements of this Agreement. The Company agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Company Securities being made to a Person who is not then a member of the First Reserve Group in compliance with the provisions of this Agreement.

                                    ARTICLE 5
                          REGISTRATION RIGHTS AGREEMENT

      Section 5.1.DEFINED TERMS. The following capitalized terms when used in this Registration Rights Agreement shall have the following meanings:

      "DEMAND REGISTRATION" means a demand registration as defined in Section 5.2(a) hereof.

      "EXISTING HOLDERS" means the holders of registerable securities in accordance with the terms of the Existing Registration Rights Agreements.

      "EXISTING REGISTRATION RIGHTS AGREEMENTS" means that certain (i) Registration Rights Agreement, dated as of September 1, 1993, by and among the Company and Paul A. Bragg, (ii) Registration Rights Agreement, dated as of March 10, 1997, by and among the Company and Ackermans & van Haaran Group and Soletanche Group, and (ii) Registration Rights Agreement, dated as of October 1, 1998, by and among the Company and DWC Amethyst N.V.

      "HOLDERS" means the holders of the Registrable Securities in accordance with the terms of this Registration Rights Agreement.

      "INDEMNIFIED PARTY" has the meaning set forth in Section 5.3(c).

      "INDEMNIFYING PARTY" has the meaning set forth in Section 5.3(c).

      "PIGGYBACK REGISTRATION" means a piggyback registration as defined in
Section 5.2(b) hereof.

      "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

      "REGISTRABLE SECURITIES" means (a) all shares of Common Stock issued to First Reserve pursuant to the Purchase Agreement and which may be issued upon exchange of the Exchangeable Stock or otherwise pursuant to the Amethyst Agreement and (b) any other securities issued by the Company after the date hereof with respect to such shares of Common Stock by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities for the purposes of this Registration Rights Agreement if and when: (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the SEC and such securities shall have been sold pursuant thereto; (ii) such securities shall have been sold in compliance with of all applicable resale provisions of Rule 144 under the Securities Act; (iii) such securities may be sold by the Holder thereof in reliance upon Rule 144(k) (or any successor rule) promulgated under the Securities Act, or (iv) such securities cease to be issued and outstanding for any reason.

      "REGISTRATION STATEMENT" means any registration statement filed by the Company that covers any of the Registrable Securities pursuant to the provisions of this Registration Rights Agreement, including the Prospectus included therein, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

      "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      Section 5.2.REGISTRATION RIGHTS

            (a) DEMAND REGISTRATION. (i) At any time after _______, 2000 [one year from date of Agreement], First Reserve may at any time and from time to time make a written request for registration under the Securities Act in a firm commitment underwritten public offering of Registrable Securities owned by them having a good faith estimated public offering price of at least $20 million (a "DEMAND REGISTRATION"); provided that the Company shall not be obligated to effect more than three Demand Registration in any 12-month period or more than an aggregate of three Demand Registrations pursuant to this Section 5.2(a). Such request will specify the number of shares of Registrable Securities proposed to be sold. Within five days of such request, the Company shall give written notice of such request to all other Holders of Registrable Securities and shall include in the registration in respect of which notice has been given all Registrable Securities with respect to which the Company has received written requests from Holders for inclusion therein within ten days after the Company's notice regarding such registration has been given as provided herein. If Registrable Securities of other Holders are included in such registration, the Holder or Holders requesting such Demand Registration may reduce the number of shares of Registrable Securities initially specified to be included in such registration in its or their sole discretion; PROVIDED, THAT Registrable Securities having a good faith estimated public offering price of at least $20 million are included in such registration. A registration will not count as a Demand Registration until the Registration Statement filed pursuant to such registration has been declared effective by the SEC and remains effective for the period specified in
Section 5.2(e)(i).

                  (ii) The Holder or Holders requesting the Demand Registration shall select the managing underwriters (including the book running lead managing underwriters) and any additional investment bankers and managers to be used in connection with the offering (unless a member of the First Reserve Group is included among the Holders selling pursuant to such registration, in which case First Reserve shall select such underwriters, investment bankers and managers); provided that the lead managing underwriter must be reasonably satisfactory to the Company.

                  (iii) Neither the Company nor any of its security holders (other than the Holders of Registrable Securities in such capacity) shall be entitled to include any of the Company's securities in a Registration Statement initiated as a Demand Registration under this Section 5.2(a) without the consent of First Reserve.

            (b) PIGGYBACK REGISTRATION. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (i) for the Company's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC for transactions traditionally registered on Form S-4 or S-8)) or (ii) for the account of any of its holders of Common Stock, including without limitation, the Existing Holders (other than pursuant to a Demand Registration under Section 5.2(a)), then the Company shall give written notice of such proposed filing to First Reserve as soon as practicable (but in no event later than the earlier to occur of (i) the tenth day following receipt by the Company of notice of exercise of other demand registration rights and (ii) 15 days before the filing date), and such notice shall offer First Reserve the opportunity to register such number of shares of Registrable Securities as First Reserve may request within 10 days after receipt by First Reserve of the Company's notice on the same terms and conditions as the Company's or such holder's Common Stock (a "PIGGYBACK REGISTRATION"). First Reserve will be permitted to withdraw all or any part of its Registrable Securities from a Piggyback Registration at any time prior to the date the Registration Statement filed pursuant to such Piggyback Registration becomes effective with the SEC.

            (c) REDUCTION OF OFFERING. Notwithstanding anything contained herein, if the Piggyback Registration is an underwritten offering and the lead managing underwriter of such offering delivers a written opinion to the Company that the size of the offering that the Company, First Reserve, the Existing Holders and any other Persons whose securities are proposed to be included in such offering is such that the offering or the offering price would be materially and adversely affected, the Company will include in such Piggyback Registration in the following order of priority (i) first, all of the securities proposed to be registered by the Company (if the offering is for the account of the Company), or, if the offering is for the account of the Existing Holders (or any of them), all of the securities proposed to be registered by such Existing Holders, (ii) second, all of the Registrable Securities requested by First Reserve, and (iii) thereafter, the securities proposed to be registered by any other Persons.

            (d) FILINGS; INFORMATION. Whenever First Reserve requests that any Registrable Securities be registered pursuant to Section 5.2(a) hereof, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities and to permit the sale of such Registrable Securities in accordance with the intended method of disposition thereof, as promptly as is practicable, and in connection with any such request:

                  (i) the Company will as expeditiously as possible, but in no event later than 30 days after receipt of a request to file a registration statement with respect to such Registrable Securities, prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof and which is reasonably satisfactory to First Reserve, and use its reasonable best efforts to cause such Registration Statement to become and remain effective for a period of not less than 90 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold); provided that if at the time the Company receives a request to file a registration statement with respect to Registrable Securities, the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the board of directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, the Company shall have a period of not more than 120 days (less the number of days during the previous 12 months that the use of a Prospectus was suspended pursuant to Section 5.2(d)(vi) and/or this Section 5.2(d)(i)) within which to file such registration statement measured from the date of the Company's receipt of First Reserve's request for registration in accordance with Section 5.2(a) hereof. The filing of a registration statement may only be deferred once for any potential transaction or event or related transactions or events that could arise as a result of negotiations or other activities and any registration statement whose filing has been deferred as a result shall be filed forthwith if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement pursuant to this Section 5.2(d)(i), the Company shall promptly, upon determining to seek such deferral, deliver to First Reserve a certificate signed by the President or Chief Financial Officer of the Company stating that the Company is deferring such filing pursuant to this Section 5.2(d)(i).

                  (ii) the Company will prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period set forth in Section 5.2(d)(i) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

                  (iii) the Company will, if requested, prior to filing a Registration Statement or any amendment or supplement thereto, furnish to First Reserve and each applicable managing underwriter, if any, copies thereof, and thereafter furnish to First Reserve and each such underwriter, if any, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the Prospectus included in such Registration Statement (including each preliminary Prospectus) as First Reserve or each such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

                  (iv) After the filing of the Registration Statement, the Company will promptly notify First Reserve of any stop order issued or, to the Company's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it as soon as possible if entered.

                  (v) the Company will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as First Reserve reasonably requests; PROVIDED that the Company will not be required to
(A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 5.2(d)(v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                  (vi) the Company will as promptly as is practicable notify First Reserve, at any time when a Prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to First Reserve and to the underwriters any such supplement or amendment. First Reserve agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, First Reserve will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by First Reserve and the underwriters of the copies of such supplemented or amended Prospectus and, if so directed by the Company, First Reserve will deliver to the Company all copies, other than permanent file copies, then in First Reserve's possession of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 5.2(e)(i) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to First Reserve such supplemented or amended Prospectus.

                  (vii) the Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

                  (viii) the Company will furnish to First Reserve and to each underwriter a signed counterpart, addressed to such underwriter, of an opinion or opinions of counsel to the Company and a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter reasonably requests.

                  (ix) the Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

                  (x) the Company will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or market on which the Common
Stock is then listed.

      The Company may require First Reserve to furnish promptly in writing to the Company such information regarding First Reserve, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

            (e) REGISTRATION EXPENSES. In connection with any Demand Registration or any Piggyback Registration, the Company shall pay the following expenses incurred in connection with such registration: (i) filing fees with the SEC; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees and expenses incurred in connection with the listing of the Registrable Securities; (v) fees and expenses of counsel and independent certified public accountants for the Company and (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration. In connection with the preparation and filing of a Registration Statement pursuant to Section 5.2(a), the Company will also pay the reasonable fees and expenses of a single legal counsel chosen by First Reserve. First Reserve shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any other expenses of First Reserve.

            (f) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Registration Rights Agreement.

            (g) HOLDBACK AGREEMENTS. First Reserve agrees not to effect any public sale (including a sale pursuant to Rule 144 of the Securities Act) of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 120-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which First Reserve participates, other than the Registrable Securities to be sold pursuant to such registration statement.

      Section 5.3.INDEMNIFICATION

            (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless First Reserve, its general partner and the officers and directors of such general partner, and each Person, if any, who controls First Reserve within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses arising out or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities and expenses are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to First Reserve or the plan of distribution furnished in writing to the Company by or on behalf of First Reserve expressly for use therein; PROVIDED, that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of First Reserve if a copy of the most current Prospectus at the time of the delivery of the Registrable Securities was not provided to the purchaser, the Company had previously furnished First Reserve with a sufficient number of copies of the current Prospectus and such current Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of First Reserve provided in this Section 5.3(a).

            (b) INDEMNIFICATION BY FIRST RESERVE. First Reserve agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to First Reserve, but only with reference to information relating to First Reserve or the plan of distribution furnished in writing by or on behalf of First Reserve expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus. First Reserve also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this
Section 5.3(b).

            (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 5.3(a) or
Section 5.3(b), such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the

"INDEMNIFYING PARTY") in writing and the Indemnifying Party shall have the right to assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

            (d) CONTRIBUTION. If the indemnification provided for in this Registration Rights Agreement is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and First Reserve and the underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities. The relative fault of the Company and, First Reserve and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and First Reserve agree that it would not be just and equitable if contribution pursuant to this Section 5.3(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      Section 5.4.RULE 144. the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as First Reserve may reasonably request to the extent required from time to time to enable First Reserve to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of First Reserve, the Company will deliver to First Reserve a written statement as to whether it has complied with such reporting requirements.

      Section 5.5.MISCELLANEOUS.

            (a) NOTICES. Any notice or other communication required or permitted under this Registration Rights Agreement shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5.5) shall be as set forth opposite each party's name on the signature page hereof.

            (b) TERMINATION. This Registration Rights Agreement will terminate upon the earlier of (i) the date upon which the Company and First Reserve mutually agree in writing to terminate this Registration Rights Agreement and
(ii) the first date on which there ceases to be any Registrable Securities.

            (c) TRANSFER OF REGISTRATION RIGHTS. The rights of Holders hereunder may be assigned by Holders to a transferee or assignee of any Registrable Securities provided that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; and provided further that the registration rights granted by the Company in Section 5.2 may only be transferred to, and the definition of "Holders" shall only include, transferees who meet either of the following criteria: such transferee is (i) a holder of 100,000 or more shares of the Registrable Securities before giving effect to the transfer, (ii) a member of the First Reserve Group, or (iii) a bank, trust company or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form. To the extent the rights under Section 5.2(a) of this Agreement are assigned to multiple Holders, all rights hereunder that may be exercised by the First Reserve Group may only be exercised by one or more Holders holding 50% or more of the Registrable Securities in the aggregate.

            (d) WAIVERS AND AMENDMENTS; NONCONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Registration Rights Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and the Holders of a majority of the Registrable Securities or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Registration Rights Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Registration Rights Agreement (or of any other agreement between the parties) as to which there is no breach.

            (e) SEVERABILITY. If any provision of this Registration Rights Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Registration Rights Agreement or the application of such provision to Persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Registration Rights Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Registration Rights Agreement invalid, illegal or unenforceable in any respect.

            (f) SUCCESSORS AND ASSIGNS. Subject to Section 5.5(c), this Registration Rights Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

            (g) OTHER REGISTRATION RIGHTS AGREEMENTS. Without the prior written consent of First Reserve, the Company will neither enter into any new registration rights agreements that conflict with the terms of this Registration Rights Agreement nor permit the exercise of any other registration rights in a manner that conflicts with the terms of the registration rights granted hereunder.

                                    ARTICLE 6
                                  MISCELLANEOUS

      Section 6.1 TERMINATION. Except as provided in Section 5.5(b) as to the Registration Rights Agreement (which shall be governed by such Section 5.5(b)) and this Section 6.1, the respective covenants and agreements of First Reserves and the Company contained in this Agreement will continue in full force and effect until the earliest to occur of either of the following: (i) the Termination Date, or (ii) the sale or other disposition in accordance with this Agreement by the First Reserve Group of Company Securities if after and giving effect to such sale or other disposition, the First Reserve Group beneficially owns in the aggregate Company Securities representing less than 5% of the Voting Power. Upon any termination of this Agreement pursuant to this Section 6.1 all of the obligations of the Company and First Reserve hereunder (other than the Registration Rights Agreement) shall terminate.

      Section 6.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 6.2) shall be as set forth opposite each party's name on the signature page hereof.

      Section 6.3 WAIVERS AND AMENDMENTS; NONCONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. Other than with respect to the provisions of the Registration Rights Agreement, which shall be governed by Section 5.5(d), this Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and the holders of a majority of the Company Securities held by the First Reserve Group or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement (other than the Registration Rights Agreement, which shall be governed by Section 5.5(d)) shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other agreement between the parties) as to which there is no breach.

      Section 6.4 SEVERABILITY. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

      Section 6.5 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one Agreement, notwithstanding that all parties are not signatories to the same counterpart.

      Section 6.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without giving effect to the conflict of laws principles of such state.

      Section 6.7 SUCCESSORS AND ASSIGNS. Subject to Section 4, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.


      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Address:                            PRIDE INTERNATIONAL, INC.

5847 San Felipe Road, Suite 3300    By: ________________________
Houston, Texas 77057                    Paul A. Bragg
Attn: Mr. Paul A. Bragg                 President and Chief Executive
                                        Officer
Fax: 713-789-1430


Address:                            FIRST RESERVE FUND VIII, LIMITED
600 Travis, Suite 6000               PARTNERSHIP
Houston, Texas 77002
Attn: Ben A. Guill                  By:   First Reserve GP VIII, L.P., its
Fax: 713-224-0771                           General Partner
Attn: Ben A. Guill                  By:   First Reserve Corporation, its
                                            General Partner

                                          By:  _____________________________
                                               Ben A. Guill
                                               President

                                    EXHIBIT B
                    FORM OF OPINION OF BAKER & BOTTS, L. L.P.


    1.The Agreement and the Shareholders Agreement are valid and binding agreements of the Company enforceable in accordance with their respective terms; and

    2.This opinion will be subject to customary exceptions, qualifications and assumptions.


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
                                    EXHIBIT C
                      FORM OF OPINION OF SHER GARNER CAHILL
                   RICHTER KLEIN MCALISTER & HILBERT, L.L.P.



    1.The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana and has all requisite corporate power and authority to carry on its business as now being conducted;

    2.The Company has the requisite corporate power to effect the Transactions as contemplated by the Agreement;

    3.The execution and delivery of the Agreement and the Shareholders Agreement did not, and the consummation of the Transactions will not, violate any provisions of the Company's Articles of Incorporation or Bylaws, each as amended to date;

    4.The Agreement and the Shareholders Agreement have been duly and validly authorized, executed and delivered by the Company; and

    5.The Shares to be delivered by the Company in connection with the Agreement are duly authorized and reserved for issuance and, when issued in accordance with the terms and conditions of the Agreement, will be validly issued, fully paid and nonassessable.

    6.These opinions will be subject to customary exceptions, qualifications and assumptions.

                                      37